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                                                                   EXHIBIT 2.10

                            ASSET PURCHASE AGREEMENT


                  THIS AGREEMENT is made and entered into on the 13TH day of November 1997, by and among LASON SYSTEMS, INC., a Delaware corporation, the address of which is 1305 Stephenson Highway, Troy, Michigan 48083 ("BUYER"); LASON, INC., a Delaware corporation, the address of which is 1305 Stephenson Highway, Troy, Michigan 48084 ("Lason Inc."), for those certain specific limited purposes hereinafter set forth; VIP LITHO INC., a California corporation, the address of which is 1 Newhall Street, San Francisco, California 94124-1420 ("SELLER"); MELVIN A. VALDEZ AND PERI P. VALDEZ, whose address is 4225 Blackhawk Meadow Place, Danville, California 94506, individually and as Trustees of the Valdez Family Trust dated June 14, 1996. and LOU LEE, whose address is 236 D Street, San Rafael, California 94901, individually and as Trustee of the Lou Lee Trust dated March 28, 1996. Melvin A Valdez and Peri P. Valdez, individually and as Trustees of the Valdez Family Trust, and Lou Lee, individually and as Trustee of the Lou Lee Trust, together own one hundred percent (100%) of the outstanding shares of Seller (individually each is referred to as "SHAREHOLDER" and collectively they are referred to as "SHAREHOLDERS"). Seller and Shareholders are sometimes hereinafter referred to as "SELLING PARTIES".

                                R E C I T A L S:

                  THE FOLLOWING IS A RECITAL OF THE FACTS UNDERLYING THIS
AGREEMENT:

                  Seller is engaged in the business of commercial and financial printing including the provision of print on demand services (the "BUSINESS").

                  Buyer desires to purchase from Seller and Seller desires to sell to Buyer the assets of Seller used in connection with the Business pursuant to the terms and subject to the conditions of this Agreement. Lason Inc., as the 100% shareholder of Buyer, is willing to provide a guaranty of all of Buyer's obligations hereunder.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, agreements, representations and warranties and conditions contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

                 SECTION 1.1 PURCHASED ASSETS. On the terms and subject to the conditions contained herein, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller at the Closing and on the Closing Date (as each such term is defined in Section 10.1 hereof), free and

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clear of all liens, claims and encumbrances (except as otherwise disclosed in and permitted by this Agreement), all of Seller's right, title and interest in and to all of its assets and properties wherever situated used by it in connection with the Business, except for those assets and properties specifically excluded by Section 1.2 hereof (the "PURCHASED ASSETS"). The Purchased Assets shall include, but not be limited to, the following:

                           1.1.1 MACHINERY AND EQUIPMENT. All machinery and equipment (including spare parts), data processing hardware and software, vehicles, fixtures, capital works in process, tools, dies, patterns, molds, furniture and similar tangible personal property employed by Seller in the conduct of the Business as the same may exist at the Closing, other than those items of tangible personal property listed on Exhibit "1.2.5" hereto (all of such property being hereinafter sometimes referred to as the "EQUIPMENT"), including, without limitation, the Equipment listed on Exhibit "1.1.1" hereto.

                           1.1.2 INVENTORY. All inventories, consisting of raw materials, work-in-process and finished goods and supplies, employed and useable by Seller in the conduct of the Business, as the same may exist at the Closing (all of such properties being hereinafter sometimes referred to as the "INVENTORY"), including, without limitation, the Inventory listed on EXHIBIT "1.1.2" hereto.

                           1.1.3 RECEIVABLES. All of Seller's trade receivables, note receivables and other accounts receivable , as the same may exist at the Closing (all of such receivables being hereinafter sometimes referred to as the "RECEIVABLES").

                           1.1.4 CERTAIN CASH, CASH EQUIVALENTS AND INVESTMENTS. All of the petty cash, cash on deposit in banks or other financial institutions, prepaid accounts and security deposits of Seller and other cash equivalents, and funds in payroll accounts of Seller; and all certificates of deposit, bonds, stock and other securities and investments of Seller.

                           1.1.5 CONTRACT AND CERTAIN OTHER RIGHTS OF SELLER. All rights and interests of Seller in, to and under all contracts between it and any other party or parties and under contracts which have been acquired by it by assignment or in any other manner that are disclosed in Exhibit "4.24" hereto; all rights and interests of Seller in, to and under all such contracts not disclosed or required to be disclosed in Exhibit "4.24" as the same may exist on the Closing Date; and, subject to Section 1.2.4, all other claims, rights and causes of action of Seller against third parties which relate to the Business.

                           1.1.6 CERTAIN PROPRIETARY RIGHTS. All Proprietary Rights (as defined in Section 4.16 hereof and as listed and described in Exhibit "4.16" hereto).

                           1.1.7 BOOKS AND RECORDS. All papers, records and files in Seller's care, custody or control relating to the business, including, but not limited to, all blueprints and specifications, sales records, accounting and financial records, maintenance and production

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         records, plats and surveys of the real property from which the Business is conducted, and plans and designs of buildings, structures, fixtures and equipment to the extent that the same are reasonably available.

                           1.1.8 OTHER ASSETS. All other assets of Seller employed in the conduct of the Business, whether real or personal, whether tangible, intangible or mixed and whether or not reflected in the Financial Statements as defined in Section "4.6" hereof or on the books or records of Seller as the same may exist on the Closing Date, including, but not limited to, rights under executory contracts and purchase and sale orders to be assumed by Buyer hereunder, deposits under all leases assumed by Buyer and any prepaid expenses to the extent properly assignable to Buyer and permits and licenses to the extent transferable under law.

                  SECTION 1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained herein, the following assets (the "EXCLUDED ASSETS") shall not be sold to Buyer and all of such Excluded Assets shall be retained by
Seller:

                           1.2.1 CORPORATE RECORDS. All of Seller's corporate minute books and related records.

                           1.2.2 SELLER'S RIGHTS. All rights of Seller under this Agreement.

                           1.2.3 TAX RECORDS. All income tax returns and related tax records of Seller.

                           1.2.4 LITIGATION. Any recovery (whether received as the result of a judgment or a settlement) resulting from any claim, action, suit or proceeding brought by any Selling Party that is pending on the Closing Date or that arises out of or related to matters or events occurring on or prior to the Closing Date.

                           1.2.5 TANGIBLE PERSONAL PROPERTY. All items of tangible personal property listed on EXHIBIT "1.2.5" hereto. Notwithstanding the foregoing, Buyer is entitled to and shall receive the cash surrender value, if any, of any of the life insurance policies referenced in Exhibit 1.2.5.

                           1.2.6 RECOVERIES AND REFUNDS. Any tax refund with respect to any tax period prior to the Closing Date or any recovery resulting from any claim under an insurance policy currently in force and indemnifying Seller that is pending on the Closing Date or that arises out of or related to matters or events occurring on or prior to the Closing Date.

                           1.2.7 EMPLOYEE BENEFIT PLAN ASSETS. All assets (including bank accounts) relating to any of Seller's Plans (as that term is defined in Section 3.2.6 hereof).

                  SECTION 1.3 NAMES CHANGES. Seller has reserved the name AVIP IMAGING" and immediately following the execution of this Agreement will file:
(i) an amendment to its






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articles of incorporation changing its name to "VIP IMAGING INC" and (ii) a
Fictitious Business Name Statement permitting it to do business under the name "VIP LITHO". Immediately following the Closing, Seller shall amend its articles of incorporation so as to change its name to a name which is not, in the judgment of Buyer, confusingly similar to the name "VIP IMAGING INC" and shall terminate its Fictitious Business Name Statement allowing it to do business under the name "VIP LITHO". Seller shall not thereafter use such names or other names acquired by Buyer hereunder or names confusingly similar thereto.


                                    ARTICLE 2

                       PURCHASE PRICE FOR PURCHASED ASSETS

                  SECTION 2.1 PURCHASE PRICE; PAYMENT. Subject to the terms and conditions contained herein and subject to the possible adjustments set forth in
Section 2.4 hereof, Buyer agrees to pay, and Seller agrees to accept, as the "Purchase Price" for the Purchased Assets: (i) the assumption, payment, performance and discharge, when and as due, of the Assumed Liabilities (as such term is defined in Section 3.1 hereof); and (ii) $18,500,000.00 (the "INITIAL PURCHASE PRICE") payable to Seller at Closing as follows: (a) $14,250,000.00 by wire transfer of immediately available funds to such account as shall have been designated by Seller prior to Closing; (b) $3,000,000.00 in the form of the Common Stock of Lason, Inc. (the "Lason Common Stock"); and (c) $250,000.00 in cash and $1,000,000.00 of the Lason Common Stock to be held in escrow pursuant to the terms and conditions of Section 2.4 below. For the purposes hereof, the Lason Common Stock will be valued at the average closing price of such stock for the 10 preceding trading days prior to the Closing Date as reported in the Wall Street Journal published index of NASDAQ National Market Issues; provided, however, that in no event will the value of such stock be 10% more than or 10% less than $28.15 per share. At the explicit direction of Seller, the Lason Common Stock is to be issued in the name of Shareholders, pro rata. In connection with the foregoing, on the Closing Date, Shareholders shall deliver to Lason, Inc. a Lock-Up Agreement in mutually acceptable form pursuant to which Shareholders will agree not to sell 50% of the Lason Common Stock paid to Shareholders at the explicit direction of Seller pursuant to this Section 2.1 for a period of 12 months from the Closing Date and the remaining 50% of the Lason Common Stock paid to Shareholders pursuant to this Section 2.1 for a period of 24 months from the Closing Date. The cash portion of the Initial Purchase Price will be used to pay off the debts set forth in Exhibit 3.2 and release the associated liens on the Purchased Assets.

                  SECTION 2.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets in accordance with attached EXHIBIT "2.2". Buyer and Seller acknowledge that the allocation reflected in
Exhibit 2.2 is predicated on September 30, 1997 financial information. Accordingly, the parties agree to revise the numbers in conformance with a tax basis closing date balance sheet which is to be prepared by Seller, subject to the review and approval of Buyer, and submitted to Buyer (together with applicable Seller tax returns, work sheets and work papers) as soon as possible but no later than the earlier of: (i) 45



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days prior to Seller's filing of its tax return, or (ii) August 1, 1998. Buyer and Seller agree to file duplicate IRS Forms 8594 with an allocation of the Purchase Price in accordance with this such tax basis closing date balance sheet and to file all other returns and reports in a manner consistent with the allocations agreed to in this Section.

                  SECTION 2.3 ADDITIONAL PURCHASE PRICE. As additional consideration for the acquisition of the Purchased Assets, Buyer will pay to Seller up to $1,000,000.00 (the "Total Additional Purchase Price") predicated upon the relationship of the actual EBIT for the Business for the 12 month period following the Closing Date and the next 12 month period to certain minimum and maximum target EBIT figures as follows:

                           A. Buyer shall calculate the EBIT of the Business for the 12 month period following the Closing Date and for the next 12 month period (the "First 12 Month EBIT" and the "Second 12 Month EBIT," respectively). The maximum target EBIT of the Business for the 12 month period following the Closing Date and for the next 12 month period are hereinafter referred to as the "First Maximum Target EBIT" and the "Second Maximum Target EBIT," respectively. The minimum target EBIT of the Business for the 12 month period following the Closing Date and for the next 12 month period are hereinafter referred to as the "First Minimum Target EBIT" and the "Second Minimum Target EBIT," respectively. The First Maximum Target EBIT, the Second Maximum Target EBIT, the First Minimum Target EBIT and the Second Minimum Target EBIT will be determined by the parties prior to Closing and memorialized in an amendment to this Agreement or in a separate letter agreement. If the First 12 Month EBIT equals or exceeds the First Maximum Target EBIT, Seller will receive an additional purchase price of $667,000.00 (the "First Additional Purchase Price"). If the Second 12 Month EBIT equals or exceeds the Second Maximum Target EBIT, Seller will receive an additional purchase price of $333,000.00 (the "Second Additional Purchase Price"). To the extent the First 12 Month EBIT exceeds the First Minimum Target EBIT, but is less than the First Maximum Target EBIT, Seller shall receive a proportionate amount of the First Additional Purchase Price. To the extent the Second 12 Month EBIT exceeds the Second Minimum Target EBIT, but is less than the Second Maximum Target EBIT, Seller shall receive a proportionate amount of the Second Additional Purchase Price. (Example: If the actual First 12 Month EBIT is 50% of the amount between the First Minimum Target EBIT and the First Maximum Target EBIT then, and in that event, Seller will receive 50% of the First Additional Purchase Price). Notwithstanding anything to the contrary set forth herein, all references to "12 Month EBIT" and similar terms shall be understood to mean the 12 months following the Closing Date plus that number of days from the Closing Date to the last day of the month in which Closing takes place and the same period in the succeeding year (the "Calculation Date").

                          B. The First Additional Purchase Price or any proportionate amount thereof, if earned as set forth in Section 2.3 A. above and the Second Additional Purchase Price or any proportionate amount thereof, if earned as set forth in Section 2.3 A. above shall each be paid by Buyer 50% in cash and 50% in cash or Lason, Inc. Common Stock



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         or in such other proportions of cash or Lason Common Stock as determined by Buyer in its sole discretion provided that Seller will, in no event, receive less than 50% in cash. For the purposes hereof, the Lason Common Stock will be valued at the average closing price of such stock for the 10 preceding trading days prior to the end of the 12 month period following the Closing Date and prior to the end of the next 12 month period, respectively, as reported in the Wall Street Journal published Index of NASDAQ National Market Issues. In connection with the foregoing, on the Closing Date, Seller or Shareholders, as the case may be, will deliver to Lason, Inc. a Lock-Up Agreement in mutually acceptable form pursuant to which Seller or Shareholders will agree not to sell any of the Lason Common Stock which may be delivered to any of them in accordance with this Section 2.3 for a period of 6 months from and after the date it is respectively earned.

                           C. Buyer shall calculate the First 12 Month EBIT and the Second 12 Month EBIT and the amounts of the First Additional Purchase Price (the "First Payment") and the Second Additional Purchase Price (the "Second Payment"), if any, payable to Seller within 60 days of the 2 applicable Calculation Dates. The First Payment and the Second Payment shall be delivered and paid to Seller within 5 business days thereafter, together with statements of Buyer's Chief Financial Officer providing the computations of the First 12 Month EBIT and the Second 12 Month EBIT and the First Payment and Second Payment in such detail as is reasonably necessary to substantiate their respective determinations. In the event that Seller disputes any aspect of the statements, the Seller shall so notify Buyer within 30 days following its receipt thereof. In such event, the parties, together with their independent public accounts, shall meet and discuss such dispute in a good faith effort to resolve such dispute. If no resolution is reached within 30 days of Seller's notice, then the dispute shall be submitted to and resolved by arbitration pursuant to Section 13.13 hereof.

                           D. For the purposes hereof, the term "EBIT" is defined as the pre-tax net income before net interest expense and before any additional expense attributable to deductions including amortization or depreciation of the acquisition costs of the transactions contemplated by this paragraph of the Buyer from the Business determined on a stand-alone basis in accordance with generally accepted accounting principles consistently applied, (i) plus, to the extent deducted in determining net income and without duplication, the sum of any extraordinary losses; (ii) minus, to the extent included in determining net income and without duplication, any extraordinary gains.

                           E. Subject to the ultimate governance authority of the Boards of Directors of Buyer and Lason, Inc. in order to create no material impediment to Seller's opportunity to achieve the Total Additional Purchase Price during the period of time when the Total Additional Purchase Price can be earned, Buyer will operate the Business as if it were a free-standing division and further will operate the Business in all material respects in a manner consistent with the manner in which it was operated prior to the acquisition of the Purchased Assets by Buyer except that: (i) the Business will participate



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         in Buyer's centralized accounting, record keeping, cash management and budgeting process in a fair and consistent manner as Buyer's other divisions and subsidiaries, (ii) the Business will participate in Buyer's centralized purchasing system as may be in place from time to time in a fair and consistent manner as Buyer's other divisions and subsidiaries; (iii) the Business will participate in other similar centralized functions in a fair and consistent manner as Buyer's other divisions and subsidiaries; (iv) the Business will participate in Buyer's benefit program; and (v) the work constituting the Business will continue to be done by the business unit contemplated herein, but if such work is diverted to other divisions or subsidiaries within Buyer, Buyer will fairly credit such work to the operating income of the Business. Further, in no event will any of the corporate overhead of Buyer and Lason, Inc., including parent company charges, management fee charges or any similar charges, be allocated to the Business, it being agreed that only direct costs of the Business shall be so attributed. In the event that Seller believes that a change in operational policy will unduly impinge upon Seller's opportunity to earn the Total Additional Purchase Price, Shareholders and a person or persons designated by Buyer shall meet in order to discuss in good faith an equitable resolution to Seller's concerns to the extent possible and if no such resolution can be reached, to submit their claim to arbitration pursuant to Section 13.13 hereof.

                  SECTION 2.4 ESCROW. The unpaid $250,000.00 in cash (the "Escrowed Funds") and the $1,000,000.00 of the Lason Common Stock (the "Escrowed Stock") referenced in Section 2.1 above are to be paid into escrow with Seyburn, Kahn, Ginn, Bess, Deitch and Serlin, P.C. ("Buyer's Counsel") pursuant to the terms and conditions of a mutually acceptable escrow agreement (the "Escrow Agreement"). The Escrow Agreement is to provide, inter alia, as follows:

                           A.       With respect to the Escrowed Funds:

                                    1. The Escrowed Funds are to be deposited by
                  Buyer's Counsel into an interest-bearing account, with interest to be delivered to the party which is entitled to receive it under the Escrow Agreement.

                                    2. Within 90 days following the Closing
                  Date, Buyer will prepare and deliver to Seller an unaudited balance sheet for the Business determined on a stand-alone basis dated as of the Closing Date (the "Closing Date Balance Sheet") showing the Net Current Working Capital of Seller as that term is defined in subpart (5) below (the "Closing Date Net Current Working Capital"). If the Closing Date Net Current Working Capital is less than $4,756,000 (the "Target Capital Base"), the Initial Purchase Price shall be reduced on a dollar-for-dollar basis.

                                    3. If the Closing Date Net Current Working
                  Capital is greater than the Target Capital Base, then, and in that event, the Initial Purchase Price shall be increased on a dollar-for-dollar basis.



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                                    4. Within 5 days of Buyer's determination of
                  the Closing Date Net Current Working Capital, Buyer shall deliver to Seller and Buyer's Counsel a statement setting forth its computation of the Closing Date Net Current Working Capital, the amount of any reduction or increase to the Initial Purchase Price, and the proper distribution of the Escrowed Funds (including interest). If Seller disputes the accuracy of the Closing Date Net Current Working Capital and the amount of the reduction or increase to the Initial
                  Purchase Price, Seller shall notify Buyer within 10 days of delivery of the statement, and Buyer and Seller shall work in good faith to resolve their differences amicably. If Buyer and Seller come to an agreement on the amount of the reduction or increase to the Initial Purchase Price and the proper distribution of the Escrowed Funds (including interest), they shall each notify Buyer's Counsel within 120 days of the Closing Date, and Buyer's Counsel will release the Escrowed Funds pursuant to the terms of such agreement. If Buyer and Seller do not notify Buyer's Counsel of their agreement on the amount of the reduction and the proper distribution of the Escrowed Funds (including interest) on or before the 120th day after the Closing Date, unless Seller has submitted the dispute to arbitration pursuant to Section 13.13 hereof and so notified Buyer's Counsel (together with proof of such submission), Buyer's Counsel shall release the Escrowed Funds (including interest) to Buyer and/or Seller as set forth in Buyer's statement. If Seller has submitted the dispute to arbitration as provided herein, Buyer's Counsel will release the Escrowed Funds in accordance with the determination of the arbitrators. In all events, the arbitrator for this particular dispute is to be a certified public accountant familiar with transactions of this type.

                                    5. For the purposes hereof, the term "Net
                  Current Working Capital" is hereby defined to consist of the following, determined in accordance with generally accepted accounting principles consistently applied:

                                       -              Cash
                                       -              Accounts receivable
                                       -              Deposits on equipment
                                       -              Inventories
                                       -              Prepaid expenses

                             Less:
                                       -              Accounts payable
                                       -              Other payables
                                       -              Accrued expenses

                  In connection with the determination of Closing Date Net Current Working Capital, the following facts and protocols are acknowledged by and agreed to by the parties hereto: (i) the Target Capital Base was arrived at by starting with the June 30, 1997 Net Current Working Capital of $5,506,000 and deducting $750,000


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         from that amount; (ii) Shareholders may withdraw cash from Seller in order to pay taxes for the period of January 1, 1997 to the Closing Date on the condition that if such withdrawal results in the Closing Date Net Current Working Capital being less than the Target Capital Base, Seller and Shareholders will be responsible for refunding a portion of the Purchase Price to Buyer, as aforesaid; (iii) the computation of Closing Date Net Working Capital will be done in the same manner as was done in computing the June 30, 1997 Net Current Working Capital as set forth in the parties' letter of intent dated September 19, 1997 (i.e., with nothing being included for inventories and accrued expenses except that the applicable amount for nonaccrued vacation pay (approximately $170,000) will be included as a deduction in the computation of Net Current Working Capital).

                           B. With respect to the Escrowed Stock:

                                    1. In order to: (i) facilitate the payment
                  of any indemnification owed to Buyer by Seller and/or Shareholders pursuant to Section 12.1 hereof and (ii) to insure the payment of certain liabilities under Section 6812 of the Revenue and Taxation Code and Section 1731 of the Unemployment Insurance Code of the State of California, Seller and Shareholders agree to escrow the Escrowed Stock with Buyer's Counsel and to execute and deposit with Buyer's Counsel assignments separate from certificate in blank to enable a reassignment of such Escrowed Stock.

                                    2. If Buyer receives notice from either the
                  State Board of Equalization or the California Department of Employment Development indicating that monies are due to the state, it shall notify Seller of same. Seller shall then have 3 business days to tender payment to Buyer. If Buyer does not receive payment as aforesaid, it shall notify Buyer's counsel of the amount of Escrowed Stock to be returned to it in order for it to make such payment or payments.

                                    3. If Buyer notifies Buyer's Counsel of a
                  claim(s) for indemnification, made pursuant to Article 12, and on how the Escrowed Stock should be divided between Seller and Buyer, at any time during the 6 months following the Closing Date, Buyer's Counsel will perform as follows:

                                            a. If Buyer and Seller come to an
                           agreement on the amount of the claim(s), and on how the Escrowed Stock should be divided between Seller and Buyer, they shall each notify Buyer's Counsel of their agreement within 6 months of the Closing Date, and Buyer's Counsel will release the Escrowed Stock pursuant to the terms of such agreement.

                                           b. If Buyer and Seller do not notify
                           Buyer's Counsel of their agreement on the amount of the claim(s) and on how the Escrowed Stock should be divided between Seller and Buyer on or before 6 months




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                           after the Closing Date, unless Seller has submitted
                           the dispute to arbitration pursuant to Section 13.13 hereof and so notified Buyer's Counsel (together with proof of such submission), Buyer's Counsel shall release the Escrowed Stock to the Buyer as set forth in Buyer's notice. If Seller has submitted the dispute into arbitration as provided herein, Buyer's Counsel will release the Escrowed Stock in accordance with the determination of the arbitrators.

                                            c. For purposes of this Section 2.4
                           B., the Escrowed Stock shall be valued at the price per share set forth in Section 2.1 hereof.

                                    7. If Buyer's Counsel is not notified by
                  Buyer of any claim(s) for indemnification, made pursuant to
                  Article 12 hereof, during the 6 months following the Closing Date, Buyer's Counsel shall release the Escrowed Stock to Seller.

                           C. Notwithstanding the foregoing, after disbursement of the Escrowed Funds and/or Escrowed Stock, Seller and/or Shareholders, as applicable, shall remain liable for any reduction in the Initial Purchase Price in excess of the Escrowed Funds and/or shall remain liable for any claim(s) of indemnification in excess of the Escrowed Stock. Any such additional liability is to be paid within 5 business days of when due. Any such additional liability not paid when due is to bear interest at the Prime Rate of Interest charged by First Union National Bank plus 5% per annum until paid but, in no event, greater than the maximum amount allowed under applicable law. Further, any such additional liability may be set off, dollar-for-dollar, against the First Additional Purchase Price and Second Additional Purchase Price. Similarly, any increase in the Initial Purchase Price is to be paid by Buyer within 5 business days of the date when same is determined to be due. Any such additional Purchase Price not paid when due is to bear interest at the Prime Rate of Interest charged by First Union National Bank plus 5% per annum until paid but, in no event, greater than the maximum amount allowed under applicable law.

                                    ARTICLE 3

                            ASSUMPTION OF LIABILITIES

                  SECTION 3.1 LIABILITIES TO BE ASSUMED BY BUYER. At the Closing, Buyer shall assume and agree to perform and discharge when and as due those certain liabilities and obligations set forth in this Section , as the same may exist at or accrue following the Closing Date, and no others (the "ASSUMED Liabilities"):

                           3.1.1 ACCOUNTS PAYABLE AND ORDINARY COURSE
         LIABILITIES. Accounts payable and accrued expenses of Seller incurred in the ordinary course of the Business and properly classified as liabilities in accordance with generally accepted accounting principles. The accounts payable and ordinary course liabilities as of September 30, 1997,




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         are listed on EXHIBIT 3.1.1 hereto. Notwithstanding that fact, Buyer is responsible for all accounts payable and ordinary course liabilities as of the Closing Date (including, but not limited to, liabilities related to a certain collator and two-color printer), but expressly excluding liabilities described in Section 3.2 below and those set forth on
         Exhibit 3.2 attached hereto. Notwithstanding the above, except for those liabilities set forth on Exhibit 3.1.1, and accounts payable and ordinary course liabilities as of the Closing Date, Seller, and not Buyer, remains solely liable for any and all capital leases and installment purchase contracts relating to the Purchased Assets.

                           3.1.2 EXECUTORY AGREEMENTS. Liabilities and obligations which exist at or accrue following the Closing Date under
         (i) the Contracts described in Exhibit "4.24" hereof (including liabilities under various operating equipment leases); (ii) executory contracts, agreements or other commitments entered into in the ordinary course of business in existence on the date hereof and not required to be disclosed pursuant to Exhibit "4.24"; and (iii) executory contracts, agreements or other commitments entered into in the ordinary course of business between the date hereof and the Closing, in accordance with
         Section 6.2 hereof.

                  SECTION 3.2 LIABILITIES OF SELLER NOT ASSUMED. Except as specifically provided in Section 3.1 hereof, Buyer shall not assume, or in any way become liable for, any liabilities or obligations of Seller, the Shareholders or the Business of any kind or nature, whether accrued, absolute, contingent or otherwise, or whether due or to become due, or otherwise, whether known or unknown, arising out of events, transactions or facts which shall have occurred, arisen or existed on or prior to the Closing Date, which liabilities and obligations, if ever in existence, shall continue to be liabilities and obligations of Seller or the Shareholders, as the case may be. Specifically, but without limiting the foregoing, Buyer shall not assume or be liable for those specific liabilities, including those certain long term debts and notes payable, set forth on the attached EXHIBIT "3.2". All of the foregoing liabilities, together with all of the following are hereinafter collectively referred to as the AExcluded Liabilities":

                           3.2.1 VIOLATION OF REPRESENTATIONS, ETC. Debts, obligations or liabilities which arise or exist in violation of any of the representations, warranties, covenants or agreements of Seller or the Shareholders contained in this Agreement or in any statement or certificate delivered to Buyer by or on behalf of Seller or the Shareholders on or before the Closing Date pursuant to this Agreement or in connection with the transactions contemplated hereby.

                           3.2.2 UNDISCLOSED LIABILITIES. Debts, obligations or liabilities of any kind or nature, whether absolute, accrued, contingent or otherwise, required by this Agreement to be disclosed to Buyer, if not so disclosed in writing and specifically assumed in writing by Buyer.

                           3.2.3 CONTINGENT LIABILITIES. Contingent liabilities of Seller or the Shareholders of any kind arising or existing on or prior to the Closing Date, including, but not limited to, claims, proceedings or causes of action which are currently or hereafter become, the subject of claims, assertions, litigation or arbitration.

                           3.2.4 TAXES DUE ON SALE. Debts, obligations or liabilities of Seller or the Shareholders for Federal, state, county, local, foreign or other income, sales, use or transfer taxes or assessments (including interest and penalties thereon, if any) of any kind whatsoever arising from, based upon or related to the sale, transfer or delivery of the Purchased Assets pursuant to this Agreement, except to the extent set forth in Section 10.4 hereof.

                           3.2.5 OTHER TAXES. Debts, obligations or liabilities of Seller or the Shareholders, whether absolute, accrued, contingent or otherwise, for (i) Federal and state income taxes; (ii) all taxes relating to any real property, including without limitation the real property included in the Purchased Assets; (iii) all franchise taxes of Seller, (including interest and penalties thereon, if any); and (iv) any other taxes of Seller or the Shareholders.

                           3.2.6 PENSION AND OTHER EMPLOYEE PLANS. Debts, obligations or liabilities that accrue under any pension, profit sharing, savings, retirement, health, medical, life, disability, dental, deferred compensation, stock option, bonus, incentive, severance pay, group insurance or other similar employee plans or arrangements, or under any policies, handbooks, custom or practice, collective bargaining agreements, or employment agreements (collectively the "PLANS"), whether express or implied, applicable to any of Seller's employees that accrue at any time through and including the Closing Date or for claims of wrongful discharge, employment discrimination or other similar actions at any time through and including the Closing Date and for claims after the Closing Date which relate to any of Seller's employees not being offered employment by Buyer.

                           3.2.7 PERSONAL INJURY, PRODUCTS LIABILITY AND RECALL CLAIMS. Debts, expenses, obligations or liabilities of Seller or the Shareholders arising out of any claim for personal injury (including worker's compensation or otherwise), property damage, product recall, product liability or strict liability, arising from events (including the shipment of goods) occurring on or prior to the Closing Date (whether or not such claim is then asserted).

                           3.2.8 ENVIRONMENTAL MATTERS. Any debts, expenses, obligations or liabilities arising out of claims alleging damage to the environment or similar claims with respect to the conduct of the Business or the ownership or operation by Seller or the Shareholders of real property on or before the Closing Date.

                           3.2.9 INFRINGEMENTS. Any liability or obligation of Seller or the Shareholders arising out of any wrongful or unlawful violation or infringement of any Proprietary Right of any person or entity occurring on or prior to the Closing Date.

                           3.2.10 INDEBTEDNESS. Except as provided in Sections 3.1.1. and 3.1.2, any liabilities or obligations in respect of the borrowing of money or issuance of any note, bond, indenture, loan, credit agreement or other evidence of indebtedness or direct or indirect guaranty or assumption of indebtedness, liabilities or obligations of others, whether or not disclosed in this Agreement or otherwise ("INDEBTEDNESS") of Seller or the Shareholders, including, without limitation any Indebtedness owed to the Shareholders or any other affiliates of Seller.

                           3.2.11 LITIGATION. Debts, expenses, obligations or liabilities of Seller or the Shareholders arising out of any claim, action, suit or proceeding pending on Closing Date or arising out of or relating to matters or events occurring on or prior to the Closing Date, including without limitation, any claims relating to inventory shrinkage.

                           3.2.12 REBATES. Any and all liabilities or obligations of Seller in respect of rebates payable to any of Seller's customers relating to products sold, ordered or shipped before the Closing Date pursuant to the terms of Seller's agreements with any such customers.

                           3.2.13 BONUSES. Any and all liabilities or obligations of Seller for bonus payments to its employees for periods prior to the Closing Date.

                           3.2.14 EXCLUDED ASSETS. Any liabilities or obligations arising out of or relating to the Excluded Assets.


                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

                  Seller and Shareholders, jointly and severally, represent and warrant the following to Buyer (and acknowledge and confirm that Buyer is relying on these representations and warranties in entering into this Agreement and that full, fair and adequate consideration as described in this Agreement has been received therefor).

                  SECTION 4.1 ORGANIZATION, STANDING AND POWER. Seller is duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it. Other than California, there is no jurisdiction in which the nature of Seller's business or its properties requires that Seller be duly qualified to do intrastate business.

                  SECTION 4.2 SUBSIDIARIES. Seller does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (the "SUBSIDIARIES").

                  SECTION 4.3 OFFICERS, DIRECTORS AND SHAREHOLDERS. The authorized capital stock of Seller consists of 600 shares of common stock of $100.00 par value, of which 400 shares are currently issued and outstanding. Melvin A. Valdez is the President and a Director of Seller and owns, together with his wife, Peri P. Valdez, as Trustees of the Valdez Family Trust, beneficially and of record 200 shares of common stock of Seller. Lou Lee is the Vice President, Secretary and Treasurer, and a Director of Seller and owns as Trustee of the Lou Lee Trust beneficially and of record 200 shares of common stock of Seller. Neither Seller nor the Shareholders have any obligation to issue or transfer any shares of common stock to any third party, except for the fact that 100 of the 200 shares owned by Lou Lee are pledged to Irene Lee in order to secure certain obligations of Lou Lee to his former wife, Irene Lee. Shareholders directly hold all of the voting power for all of the issued and outstanding voting stock of Seller.

                  SECTION 4.4 AUTHORITIES AND CONSENTS. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Seller. Seller and Shareholders represent and warrant that they have the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement and that no consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Seller, and no consent or approval of or notice to any other person or entity (except consents, approvals and notices required in connection with contracts and leases listed in Exhibits "4.14" and "4.24", and except for notification and expiration of the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Act")), is required in connection with the execution and delivery by Seller and Shareholders of this Agreement or the consummation by Seller and Shareholders of the transactions contemplated hereby.

                  SECTION 4.5 NO BREACH OR VIOLATION. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, does not and will not result in or constitute any of the following: (i) a default, breach or violation, or an event that, with notice or lapse of time or both, would be a default, breach or violation, of any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Seller, or any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Seller is a party or by which it or its property is bound, except as set forth in EXHIBIT "4.5" hereto; (ii) an event that would permit any party to terminate or rescind any agreement or to accelerate the maturity of any indebtedness or other obligation of Seller; or (iii) the creation or imposition of any lien, charge or encumbrance on any of the properties of Seller.

                  SECTION 4.6 FINANCIAL STATEMENTS. As set forth in Section 8.4 hereof, prior to the Closing Date, Seller will deliver to Buyer: (i) unaudited financial statements including balance sheets, statements of income and retained earnings and statements of changes in financial position for Seller as of and for the years ended December 31, 1995 and December 31, 1996 prepared by Seller; and (ii) an unaudited balance sheet and statement of income and retained earnings for Seller as of and for the 9 months ended September 30, 1997, and as of and for the month preceding the month in which the Closing Date actually occurs, both of which will also be prepared by Seller.

                   All of the financial statements referred to above whether previously delivered or yet to be delivered are hereinafter referred to as the "FINANCIAL STATEMENTS" The Financial Statements present fairly the financial positions of Seller to which they relate as at the respective dates thereof, and the related results of operations of Seller for the periods therein referred to.

                  SECTION 4.7 BOOKS AND RECORDS. The stock record books of Seller are complete and correct. The other books of account and other records (other than minute books) of Seller are complete and correct in all material respects and all such records have been maintained in accordance with sound business practices in Shareholders' reasonable judgment. Except for omissions which would not result in a material adverse effect on Seller, the minute books of Seller contain materially accurate and complete records of all meetings held, and corporate action taken by, the Shareholders, the Board of Directors, and committees of the Board of Directors of Seller.

                  SECTION 4.8 UNDISCLOSED LIABILITIES. Except as set forth in EXHIBIT "4.8", Seller has no material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which should have been so reflected or reserved against or disclosed in Seller's balance sheet dated as of September 30, 1997, included in the Financial Statements, except for those that may have been incurred subsequent to the date of that balance sheet. All debts, liabilities and obligations incurred after September 30, 1997 were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

                  SECTION 4.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in EXHIBIT "4.9", since January 1, 1997, the business of Seller has been operated only in the ordinary course and, without limiting the generality of the foregoing, Seller has not:

                           A. Declared, set aside or paid any dividend or other distribution in respect of its capital stock or otherwise (including bonus distributions to Shareholders) or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock;

                           B. Sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity or other similar or dissimilar event (whether or not covered by insurance), materially and adversely affecting its condition (financial or otherwise), earnings, business, assets, liabilities, properties, operations or prospects;

                           C. Had any material adverse change in its condition (financial or otherwise), earnings, business, assets, properties, liabilities, operations or prospects;

                           D. Issued, authorized for issuance, or sold any equity security, bond, note or other security, or granted, or entered into, any commitment or obligation to issue or sell any such equity security, bond, note or other security, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise;

                           E. Incurred additional debt for borrowed money, or incurred any obligation or liability (fixed, contingent or otherwise) except in the ordinary and usual course of its business;

                           F. Paid any obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit or appeal, pending or threatened against it or any of its assets or properties, except in the ordinary and usual course of its business;

                           G. Mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, except for liens for current taxes which are not yet due and payable and purchase-money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of its business;

                           H. Sold, transferred, leased, licensed or otherwise disposed of any asset or property, tangible or intangible, except in the ordinary and usual course of its business, or discontinued any product line or the manufacture, sale or other disposition of any of its products or services;

                           I. Purchased or otherwise acquired any debt or equity securities of any corporation, partnership, joint venture, firm or other entity;

                           J. Made any expenditure for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of its business;

                           K. Entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business and not involving an amount in any case in excess of $5,000.00;

                           L. Waived any right or claim or canceled any debts or claims other than in the ordinary and usual course of its business or voluntarily suffered any extraordinary losses;

                           M. Sold, assigned, transferred or conveyed any property rights, except in the ordinary and usual course of business;

                           N. Effected any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement;

                           O. Paid to or for the benefit of any of its directors, officers, employees or shareholders any compensation of any kind other than base wages, salaries and benefits at times and rates in effect prior to January 1, 1997;

                           P. Effected any change in its directors or executive management;

                           Q. Effected any amendment or modification in its Articles of Incorporation or By-Laws;

                           R. Had any labor trouble that has or might reasonably be expected to materially and adversely affect its condition (financial or otherwise), earnings, business, assets, liabilities, properties, operations or prospects;

                           S. Changed its accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates);

                           T. Revalued any of its assets;

                           U. Increased the salary or other compensation payable or to become payable to any of its officers, directors or employees, or declared, paid or committed to pay a bonus or other additional salary or compensation to any such person;

                           V. Made any loan to any person or entity, or guaranteed any loan;

                           W. Had any other event or condition of any character that has or might reasonably be expected to have a material and adverse effect on its condition (financial or otherwise), earnings, business, assets, liabilities, properties, operations or prospects; or

                           X. Agreed, committed or entered into any other understanding to do any of the things described in the preceding Subsections A through W.

                  SECTION 4.10 TAXES. Except as set forth in EXHIBIT "4.10" within the times and in the manner prescribed by law, Seller has filed all tax returns required to be filed and has paid or made adequate provision for payment of all taxes upon it, its properties, income or franchises, due and payable on or before the date hereof. Except as set forth in Exhibit "4.10", there are no claims pending against Seller for past-due taxes, nor has Seller been notified of any such claims. Except as set forth in Exhibit "4.10", there are no present disputes or discussions with federal, state, local, foreign, commonwealth or other authorities with respect to any taxes of any nature payable by Seller, and
(ii) are no outstanding waivers or agreements by Seller for the extension of the time for the assessment of any tax. The tax returns of Seller, if audited, have been finally determined by the Internal Revenue Service or other taxing authority, or otherwise closed, and any penalties, deficiencies, assessments, additions to tax and interest proposed as a result of such audits have been paid or settled. The charges, accruals and reserves for taxes reflected in the balance sheet as of September 30, 1997, and included in the Financial Statements, are adequate for any and all taxes for the period ending the date of such balance sheet and for all prior periods, whether or not disputed. As used in this Section 4.10, the terms "tax" and Ataxes" refer to any tax, assessment, additions to tax, fee, penalty, interest or other governmental charge imposed by any federal, state, county, local, foreign, commonwealth or other governmental entity. Seller has never filed, nor will it file, any consent under
Section 341(f) of the Internal Revenue Code of 1986, as amended on or before the Closing Date.

                  SECTION 4.11 RECEIVABLES AND ACCOUNTS PAYABLE. Except as set forth in EXHIBIT "4.11", all receivables of Seller shown on the balance sheets included in the Financial Statements are carried at values determined in accordance with generally accepted accounting principles consistently applied, reflect all material pertinent facts known to Seller as of the date hereof, and represent valid and binding obligations of the debtors requiring no further performance by Seller and are collectible in full without any set-off whatsoever within 90 days of the date on which such receivable was created. Except as set forth in Exhibit "4.11", reserves for doubtful accounts have been established on the books of Seller in accordance with generally accepted accounting principles consistently applied and are reflected on the balance sheets included in the Financial Statements. The accounts payable listed in Exhibit 3.1.1 are all of the accounts payable of Seller and such list is complete and accurate.

                  SECTION 4.12 INVESTMENTS AND INVESTMENT SECURITIES. Seller has no interest, of record or beneficial, direct or indirect, in any governmental bonds or notes, other investment securities assets held for investment except as set forth in EXHIBIT "4.12".

                  SECTION 4.13      REAL PROPERTY.

                           A. EXHIBIT "4.13" sets forth a complete and accurate address of each parcel of real property, together with all buildings, fixtures and other improvements located thereon (collectively, the "REAL PROPERTY") which is either owned by or leased to Seller.

                           B. To the best of Seller's and Shareholders' knowledge, the Real Property and the current and currently planned use thereof by Seller is and will be in material compliance with all applicable use restrictions and/or lease covenants.

                           C. No notice of violation of any applicable federal, state or local statute, law, ordinance, rule, regulation, order or requirement, or of any covenant, condition, restriction or easement affecting the Real Property or with respect to the use or occupancy of the Real Property, has been given to Seller by any governmental authority having jurisdiction over the Real Property or by any other person entitled to enforce the same.

                           D. Seller has not subjected, and will not hereafter subject, the Real Property or any portion thereof to any lease (except a lease by Seller), sublease, tenancy, concession, license, occupancy agreement or similar right, mortgage, deed of trust, lien, encumbrance, claim, charge, equity, covenant, condition, restriction, easement, right of way or other matter affecting the Real Property or any portion thereof except as set forth in Exhibit "4.13", other than any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a material affect on the business or financial results of Seller.

                           E. To the best of Selling Partners' knowledge, there are no unpaid taxes, assessments (special, general or otherwise) or bonds of any nature affecting the Real Property or any portion thereof, that are due and payable by Seller.

                  SECTION 4.14 LEASES. EXHIBIT "4.14" lists all leases, rental agreements, conditional sales contracts and other similar agreements (collectively, "LEASES"), as amended, which cannot be terminated by Seller without liability at any time upon 30 days' notice or which involve payment by Seller in the future of more than $5,000.00, under which Seller holds or uses any real or personal property or leases any of the same to others. Seller has complied with the material provisions of all Leases, and all such Leases are valid and enforceable by Seller in accordance with their terms, except as limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by limitations on enforceability applicable to contracts generally. Notwithstanding anything contained in the Leases, Seller has such title to or interests thereunder as are necessary to continue to conduct its business as presently conducted or as presently proposed to be conducted, and there is no title defect to which any of the Leases is subject which might reasonably be expected at any time to have a material adverse effect on Seller or its condition (financial or other), earnings, assets, liabilities, business, operations or prospects. Exhibit "4.14" sets out any and all advances, deposits and prepayments made by Seller under the Leases.

                  SECTION 4.15      ENVIRONMENTAL MATTERS.

                           A. None of the operations or property of Seller is or has been subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any requirements of law derived from or relating to all federal, state and local laws relating to or addressing the environment, health or safety (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. " 9601 et seq., Occupational Safety and Health Act, 29 U.S.C. " 651 et seq., Resource Conservation and Recovery Act, 42 U.S.C. " 6901 et seq., Clean Air Act, 42 U.S.C. " 7401 et seq., Federal Water Pollution Control Act, 33 U.S.C. " 1251 et seq., and any similar federal or state acts or statutes now in effect), which requirements are sometimes herein collectively referred to as the "ENVIRONMENTAL LAWS".

                           B. Neither Seller nor the Shareholders have any knowledge of a ARelease" nor has any Selling Party filed any notice under any applicable Environmental Laws reporting such Release (defined as any spill, emission, leaking, deposit, discharge, dispersal or other release) into the indoor or outdoor environment or into or out of any of the Real Property (including movement in or through the air, soil, surface water, groundwater or property) of a AContaminant" (defined as any hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any constituent of any of the foregoing, including such items as are defined under any federal, state or local law or regulation), or indicating past or present treatment, storage (other than for less than 90 days) or disposal of a "hazardous waste" (as that term is defined under 40 Code of Federal Regulations Part 261 or any state equivalent) or reporting a material violation of any applicable Environmental Laws, other than Releases that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business of financial results of Seller.

                           C. Neither Seller nor the Shareholders have received any written notice, claim or report from any governmental authority or third party to the effect that Seller is or may be liable to any other person or entity as a result of the Release or threatened Release of a Contaminant into the environment.

                  SECTION 4.16 PROPRIETARY RIGHTS. EXHIBIT "4.16" contains a list and brief description of all trade names, trademarks, trademark registrations and applications for registration, service marks, patent rights, patent applications, trade secrets, copyrights and applications therefor (herein collectively referred to as "PROPRIETARY RIGHTS") owned by Seller, used in the conduct of its business, or in which Seller has any rights or licenses immunities and of all patent licensing and similar arrangements to which Seller is a party. All Proprietary Rights are, valid and in full force and effect.

                  SECTION 4.17 NON-INFRINGEMENT; AGREEMENTS. Except as set forth in EXHIBIT "4.17", no Proprietary Right is the subject of litigation or other adversarial proceedings known to Selling Parties. To the best of Selling Parties' knowledge, no present or presently proposed operation or activity of Seller infringes the rights of any other person or entity, and no person or entity is infringing the Proprietary Rights of Seller in any material respect. Seller has the right and authority, including without limitation adequate licenses, to use such Proprietary Rights as are necessary to enable Seller to conduct and continue to conduct all phases of its business in the manner presently conducted by it. Except as set forth in Exhibit "4.17", Seller is not a party to or bound by any license or agreement requiring the payment by it of any royalty, override or similar payment in connection with any activity conducted or to be conducted by it. Except as provided for by the terms of contracts with governmental authorities, Seller is not a party to any agreement:
(i) prohibiting restricting its use or sale of any special device, item, customer list, secret process or the like; or (ii) limiting its business to any territory, pricing policy or customers; or (iii) requiring exclusive dealing or otherwise in restraint of its business.

                  SECTION 4.18 INSURANCE. All policies of liability, theft, life, fire, title and other forms of insurance and surety bonds (including, without limitation, any standby letters of credit), insuring Seller, its directors, officers, employees, properties, assets and business are listed and briefly described on EXHIBIT "4.18". All of said policies are valid and in good standing. Seller has not experienced losses or made claims under any of such policies which are extraordinary for a company of its size except as are set forth on Exhibit "4.18".

                  SECTION 4.19 INTERESTED TRANSACTIONS. Seller has no contract or agreement (oral or written) with, any outstanding loans to or from, or any outstanding liabilities (except for no more than one month's salary at no more than the current annual rate) to any officer, director, employee or stockholder of Seller or any relative of any such person or any corporation or other entity in which any of such persons has a material financial interest, direct or indirect, or of which any such person is an officer, director or partner, except as set forth in EXHIBIT "4.19".

                  SECTION 4.20 CUSTOMERS AND SALES. A correct and current list of all customers of Seller whose annual purchases exceed $10,000.00, is set forth on EXHIBIT "4.20". There are no facts or circumstances known to the Selling Parties or any of them indicating that any customer who has ordered products or services from Seller which have not yet been delivered intends to cancel such order. Selling Parties have no knowledge that any of the listed customers of Seller intend to cease doing business with Seller, or materially alter the amount of the business that they are presently doing with Seller.

                  SECTION 4.21 EXISTING EMPLOYMENT CONTRACTS AND/OR REMUNERATION AGREEMENTS. EXHIBIT "4.21" sets forth a complete and accurate list of all employment contracts or other agreements or arrangements providing for employee remuneration or benefits to which Seller is a party or by which Seller is bound, copies of the originals of which have been provided to Buyer. All such contracts and arrangements are in full force and effect, and neither Seller nor any other party is in default under any such contract or arrangement, nor are there any material amendments, modifications, changes or releases thereto, written or oral. There have been no claims of defaults and there are no facts or conditions which if continued, or upon notice, will result in a default under such contracts or arrangements. There is no pending or, to the Selling Parties' best knowledge, threatened labor dispute, strike or work stoppage affecting the business of Seller.

                  SECTION 4.22 EMPLOYEE BENEFITS PLANS. EXHIBIT "4.22" sets forth a complete and accurate list of the Plans (including any plan within the meaning of Section 3(3) of the Employment Retirement Income Security Act), to which Seller is a party or by which Seller is bound, copies of which have previously been delivered to Buyer. There are no unfunded liabilities or other obligations of Seller with respect to any of the Plans except as set forth on Exhibit "4.22" hereto.

                  SECTION 4.23 WORKERS COMPENSATION; EMPLOYMENT DISCRIMINATION; LABOR RELATIONS. Seller has complied in all material respects with all applicable federal, state and local laws, rules, regulations and executive orders relating to employment, all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees and the payment of premiums and benefits under applicable worker compensation laws. There are no employment discrimination proceedings by any employee or former employees against Seller currently pending or to Selling Parties' best knowledge, threatened before any state or federal court or state or federal administrative agency, tribunal, commission or board and no facts or circumstances exist which might reasonably be expected to result in the filing or commencement of any such proceeding. All currently pending or outstanding worker's compensation claims are listed on EXHIBIT "4.23" attached hereto and all such claims are fully insured against. To Selling Parties' best knowledge, there is no effort being made to organize the employees of Seller into any collective bargaining unit or to solicit them to join any labor organization, and Seller has no knowledge of any intention on the part of any labor organization to organize such employees or to solicit them to join any labor organization. Seller is not bound by any prior court, administrative agency, tribunal, commission or board, decree, judgment, decision, arbitration agreement or settlement relating to collective bargaining agreements, conditions of employment or, to the best of Selling Parties' knowledge, attempts to organize a collective bargaining unit which may adversely affect the business and affairs of Seller or the transactions contemplated hereby. Except as set forth on Exhibit A4.23", there is no unfair labor practice complaint against Seller pending before the National Labor Relations Board.

                  SECTION 4.24 OTHER CONTRACTS. EXHIBIT "4.24" lists and briefly describes all contracts, agreements, commitments, guarantees, letters of intent, understandings or other arrangements of a contractual nature, written or oral (including, but not limited to, franchise, patent, trademark and royalty agreements), other than outstanding purchase orders made in the ordinary course of business and other than as listed in any other schedule hereto, to which Seller is a party and which: (i) involve payment by Seller of more than $10,000.00; or (ii) materially affect the condition (financial or other), earnings, assets, liabilities, business, operations or prospects of Seller. Seller has, to the best of Selling Parties' knowledge, complied in all material respects with the provisions of all contracts under which it is bound, and is not in material default and has not claimed default under any thereof.

                  SECTION 4.25 OFFICERS AND DIRECTORS, ETC. EXHIBIT "4.25" is a true and complete list of:

                           A. The names of all present officers and directors of Seller, their current annual salaries or other compensation (such as, but not limited to, consultants' fees) and including all bonuses, whether deferred, accrued or otherwise, which were paid or accrued during 1995 and 1996, and all employment and consultant agreements (copies of which have been provided to Buyer);

                           B. The names, titles and annual compensation of all salaried employees of Seller whose compensation (in whatever form) from Seller as of the date hereof will equal or exceed or which will be likely to exceed an annual rate of $40,000.00 in 1997 or which equaled such amount in the year ended December 31, 1996.

                           C. The names of all persons holding tax related or other powers of attorney from Seller and a summary of the terms of each such power of attorney; and

                           D. The names of all persons authorized (by the By-Laws or by resolution of the Board of Directors or otherwise) to write checks or borrow funds on behalf of Seller.

                  SECTION 4.26 LITIGATION AND CLAIMS. Except as set forth on EXHIBIT "4.26", there is: (i) no action, suit, proceeding, claim or investigation pending or, to the best of Selling Parties' knowledge, threatened, in any court or before any arbitrator or before or by any federal, state or other governmental department, commission, bureau, agency or instrumentality, domestic or foreign; and (ii) no other unresolved claim made against Seller or affecting it or its properties or business, or the transactions contemplated by this Agreement or any factual or legal basis for any such action, suit, proceeding, claim or investigation, which would materially affect any of the same. All correspondence, memoranda and other written notifications (collectively, "COMPLAINTS") which Seller has received within the 12 months preceding the date hereof concerning, or relating to, complaints or expressions of dissatisfaction with the products, services or personnel of Seller, which Complaints, either individually, or in the aggregate, might reasonably be expected to result in a material adverse change to the condition (financial or other), earnings, business, assets, operations or prospects of Seller are listed on Exhibit "4.26" and Buyer has been provided with accurate and complete copies of same. Except as set forth on Exhibit "4.26", Seller is not presently engaged in any legal action to recover monies due to it or damages sustained by it.

                  SECTION 4.27 INVENTORY. The inventory of Seller, including all raw materials, work-in-process and finished goods, reflected in the Financial Statements, and the inventory acquired since the date thereof, net, in each case, of provisions for shrinkage and obsolescence, if any, reflected on the Financial Statements and Seller's books and records, are and will at the Closing Date consist of items of a quantity and quality which are usable and salable in the ordinary course of the business of Seller consistent with past practice.

                  SECTION 4.28 BANK ACCOUNTS, GUARANTEES AND POWERS. EXHIBIT "4.28" sets forth: (a) a list of all accounts, borrowing resolutions and deposit boxes maintained by Seller at any bank or other financial institution and the names of the persons authorized to effect transactions in such accounts and with access to such boxes; (b) all agreements or commitments of Seller guaranteeing the payment of money or the performance of other contracts by Seller or by any third persons; and (c) the names of all persons, firms, associations, corporations or business organizations holding guard or special powers of attorney from Seller, together with a summary of the terms thereof.

                  SECTION 4.29 GENERAL LIABILITY. Selling Parties have no knowledge of any statement of facts or the occurrence of any event that would reasonably be expected to form the basis for any present tort claim against Seller not covered by insurance.

                  SECTION 4.30 OTHER TANGIBLE PERSONAL PROPERTY. EXHIBIT "4.30" contains a complete and accurate list and brief description of all machinery, tools, dies, appliances, vehicles, furniture, equipment (including essential replacement parts) and other tangible personal property of any kind and description, other than inventories, owned or leased by Seller (the "TANGIBLE PERSONAL PROPERTY"). The Tangible Personal Property constitutes all tangible personal property necessary for the conduct by Seller of its business as now conducted. All motor vehicles listed on Exhibit A4.30" have passed emission standards examinations required by applicable law. Except as stated in Exhibit A4.30", no Tangible Personal Property used by Seller in connection with its business is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement, or is located other than in the possession of Seller.

                  SECTION 4.31 TITLE TO ASSETS. Except for property leased by Seller, Seller has good and marketable title to all its assets and interests in assets, whether real, personal, mixed, tangible and intangible, that are used in its business. All these assets are free and clear of mortgages, liens, pledges, charges, encumbrances, claims, easements, rights of way, covenants, conditions or restrictions, except for: (i) those disclosed in Seller's balance sheet included in the Financial Statements; (ii) the lien of current taxes not yet due and payable; and (iii) minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets, nor materially impair business operations.

All real property and tangible personal property of Seller is in good operating condition and repair, ordinary wear and tear excepted. Seller is in possession of all premises leased to it from others. No officer, nor any director or employee of Seller, nor any spouse, child or relative of any of these persons, owns or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to or any copyrights, patents, trademarks, trade names or trade secrets licensed by Seller.

                  SECTION 4.32 INVESTMENT REPRESENTATIONS. In connection with Seller and/or Shareholders potential acquisition of Lason Common Stock pursuant to Sections 2.1 and 2.3 hereof:

                           A. Seller and Shareholders were given the Prospectus of Lason, Inc. dated August 22, 1997 and the opportunity to ask questions and receive answers concerning Lason, Inc. and the terms and conditions of the offer and sale and to obtain any additional information possessed by Lason, Inc. or which Lason, Inc. could acquire without unreasonable effort or expense necessary to verify the accuracy of the information provided to Seller and Shareholders about Lason, Inc.;

                           B. Seller and the Shareholders are acquiring Lason, Inc. Common Stock solely for their own account for investment and not with the view to sale or distribution of the Lason, Inc. Common Stock acquired hereunder or any portion thereof and not with any intention of selling, offering to sell, or otherwise disposing of or distributing the Lason, Inc. Common Stock acquired hereunder or any portion thereof;

                           C. Seller and the Shareholders have received all information each deemed necessary and appropriate to enable such entity or person to evaluate the financial risk inherent in making an investment in the Lason, Inc. Common Stock;

                           D. Each Shareholder is an accredited investor as such term is defined in Regulation D, Rule 501 under the Securities Act of 1933, as amended (the A1933 Act"), or is sophisticated in financial matters and able to evaluate the risk and benefits of an investment in Lason, Inc.; and

                           E. Seller and the Shareholders represent and warrant that each will not sell, assign or transfer any of the shares of the Lason, Inc. Common Stock received in exchange for the Shares except (i) pursuant to an effective registration statement under the 1933 Act; or
         (ii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Buyer, is not required to be registered under the 1933 Act.

                  SECTION 4.33 MINORITY CONTRACTOR STATUS. No material portion of the Business is dependent on Seller's status as a minority contractor.

                  SECTION 4.34 BEST KNOWLEDGE. The term Ato the best of Selling Parties' knowledge," or equivalent terms, as used to qualify any of the foregoing representations and warranties, means knowledge of a Shareholder as to the subject matter of such representations and warranties.

                  SECTION 4.35 ACCURACY AND COMPLETENESS OF REPRESENTATIONS AND WARRANTIES. No representation or warranty made by Seller and Shareholders in this Agreement and no statement contained in any document or instrument delivered or to be delivered to Buyer pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a known material fact, or omits or will omit to state a known material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE 5

             REPRESENTATIONS AND WARRANTIES OF BUYER AND LASON, INC.

                  Buyer with respect to Buyer and Lason, Inc. with respect to Lason, Inc., hereby represent and warrant to Selling Parties as follows:

                  SECTION 5.1 ORGANIZATION. Buyer and Lason, Inc. are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and have the corporate power and are duly authorized to carry on their businesses where and as now conducted and to own, lease and operate properties as they now do.

                  SECTION 5.2 AUTHORIZATION. The execution, delivery and performance of this Agreement by Buyer and Lason, Inc. and the Guaranty attached hereto by Lason Inc., and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of each. Buyer and Lason, Inc. represent and warrant that they have the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement (and with respect to Lason Inc., the Guaranty) and that no consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Buyer and Lason, Inc., and no consent or approval of or notice to any other person or entity is required in connection with the execution and delivery by Buyer and Lason, Inc. of this Agreement or Guaranty or the consummation by Buyer and Lason, Inc. of the transactions contemplated hereby or

                  SECTION 5.3 NO BREACH. The execution, delivery and performance of this Agreement by Buyer and Lason, Inc. and the consummation of the transactions contemplated hereby and thereby, do not and will not result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default, breach or violation, or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Buyer or Lason, Inc.; (iii) a default, breach or violation, or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of, or any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Buyer of Lason, Inc. is a party or by which it or its property is bound; (iv) an event that would permit any party to terminate or rescind any agreement to accelerate the maturity of any indebtedness or other obligation of Buyer or Lason, Inc.; or (v) the creation or imposition of any lien, charge or encumbrance on any of the properties of Buyer or Lason, Inc.

                  SECTION 5.4 NO BREACH. Buyer and Lason, Inc. know of no facts or circumstances that may tend to cause, or relate to, an existing or potential breach or default by Selling Parties of the material terms, conditions, representations and warranties set forth herein.

                  SECTION 5.5 VALIDLY ISSUED. The total authorized number of shares of capital stock which Lason, Inc. has authority to issue is 20,000,000 shares of Common Stock, par value of $0.01 per share, of which as of October 31, 1997, 11,467,175 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which as of October 31, 1997, no shares are issued and outstanding. Additionally, as of October 31, 1997, certain persons hold options to acquire approximately 645,214 shares of Lason Common Stock. When issued in accordance with the terms of this Agreement, the Lason Common Stock being issued to Shareholders will be validly issued, fully paid and non-assessable. Except with respect to the foregoing and future acquisitions by Lason, Inc., at October 31, 1997, there are no other outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Lason, Inc. to issue any additional shares of its capital stock of any class. Notwithstanding the above, Lason, Inc. intends to issue additional securities in connection with, among others, future acquisitions and employee compensation

                  SECTION 5.6 TRADING ON THE NASDAQ NATIONAL MARKET. The shares of Lason Common Stock are currently registered for trading on the NASDAQ National Market under the symbol ALSON". As soon as practicable, and in any event within 60 days following the Closing Date, Lason, Inc. will prepare and file the applicable listing application with respect to the Lason Shares with the NASDAQ National Market and will use commercially reasonable efforts to cause such Lason Shares to be so listed as promptly as practicable following such filing.

                  SECTION 5.7 LASON, INC. PROSPECTUS. The Lason Prospectus dated August 22, 1997 does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the condition (financial or otherwise), earnings, business, assets, liabilities, properties, or operations or prospects of Buyer or Lason, Inc. since August 22, 1997.

                                    ARTICLE 6

                        FURTHER AGREEMENTS OF THE PARTIES

                  SECTION 6.1 ACCESS TO INFORMATION. Buyer and its representatives may make such investigation of the properties, assets and business of Seller as Buyer may reasonably request, and Seller shall give to Buyer and to its counsel, accountants and other representatives, full access during normal business hours to all of the properties, books, contracts, commitments, records and files of Seller, and shall furnish to Buyer all such documents and copies of documents (certified as true and complete if requested) and such information concerning the business and affairs of Seller as Buyer may reasonably request. Such investigation shall not be deemed in any way to diminish the liability of Selling Parties in respect of the representations, warranties, schedules, certificates or agreements given hereunder. Buyer will promptly make Seller and Shareholders aware of any alleged breaches of covenants or alleged misrepresentations, if any, discovered as a result of such investigation.

                  SECTION 6.2 CONDUCT OF BUSINESS BY SELLER. From the date hereof until the Closing Date, except as Buyer may previously consent in writing, Seller shall:

                           A. Carry on its business and activities in the ordinary course as previously carried on, and shall not make or institute any methods of management, accounting or operation that will vary materially from those methods used by Seller as of the date of this Agreement. Without limitation of the generality of the foregoing, Seller shall not enter into any agreement or arrangement involving the sale or lease of a material portion of its assets or the granting of any preferential right to purchase such assets, properties or rights, except in connection with the sale or lease of inventory to customers in the ordinary course of business;

                           B. Maintain in full force and effect the insurance policies listed in Exhibit A4.18" to this Agreement;

                           C. Make no change in its Articles of Incorporation or By-Laws;

                           D. Enter into no contract or commitment, except contracts or commitments entered into in the ordinary course of business, none of which (other than inventory purchases customary in nature and amount) shall involve payment by Seller of more than $5,000.00;

                           E. Terminate none of the contracts or agreements listed in Exhibit A4.24" or modify any of said contracts or agreements except in accordance with their terms;

                           F. Except pursuant to existing arrangements disclosed in Exhibit A4.21", and except for distributions not to exceed $1,000,000 in the aggregate) to the Shareholders in amounts sufficient to permit them to pay their personal taxes related to recognition of Seller's distributable income for the period beginning January 1, 1997 and ending as of the Closing Date: (i) grant no increase in salaries or compensation payable or to become payable by it to any officer, employee, sales agent or representative, other than increases in customary amounts pursuant to normally scheduled salary reviews; or
         (ii) increase no benefits payable under any employee plan or otherwise to any officer, employee, sales agent or representative;

                           G. Duly comply in all material respects with all laws, regulations, ordinances, orders, injunctions and decrees applicable to it and to the conduct of its business;

                           H. Encumber or mortgage none of its property or incur no liability for borrowed money, other than in the ordinary course of business, make no loans or advances to or assume, guarantee, endorse or otherwise become liable with respect to, the obligations of any other person, firm or corporation;

                           I. Acquire or agree to acquire none of the assets or capital stock of any other person, firm or corporation, except for purchases from suppliers in the ordinary course of business;

                           J. Make or agree to make no capital expenditures in excess of $5,000.00 for any single item, or $5,000.00 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $5,000.00;

                           K. Maintain and keep its properties and facilities in as good condition and working order as at present, except for depreciation through ordinary wear and tear;

                           L. Perform all of its obligations under contracts relating to or affecting its assets, properties and rights, except for non-material failures;

                           M. Not do, or agree to do, except in the ordinary course of business, any of the following acts: (i) pay any obligation or liability, fixed or contingent, other than current liabilities; (ii) waive or compromise any right or claim; or (iii) cancel, without full payment, any note, loan or other obligation owing to Seller;

                           N. Enter into no negotiations or agreements with any governmental authority (other than negotiations or agreements for the purchase of goods or services from Seller) which would affect the future operation of its business;

                           O. Write off none of the receivables on its books;
         and

                           P. Enter into a lease for real property with any Shareholder or any persons or entities affiliated with him.

                  SECTION 6.3 CONSENTS. Seller shall obtain the consent of all persons whose consent is required to the consummation of the transactions contemplated hereby, in form and substance satisfactory to Buyer.

                  SECTION 6.4 COMMUNICATIONS. Each party hereto agrees to consult and obtain the prior approval of the other parties, which approval shall not be unreasonably withheld or delayed, on reasonable notice as to the content of any press releases or any written statements for general circulation regarding the subject contained in this Agreement.

                  SECTION 6.5 UPDATING OF SCHEDULES. From the date hereof until the Closing Date, Seller shall keep up to date all of the schedules, exhibits and certificates furnished (or to be furnished) under this Agreement, and shall promptly notify Buyer of any changes, additions or events which may, after the lapse of time, cause any change or addition thereto.

                  SECTION 6.6  REGISTRATION OF LASON, INC. COMMON STOCK.

                  A. Subject only to the proviso set forth in the last sentence of this Section 6.6(A), Lason, Inc. will at its own cost and expense:
         (i) prepare and file with the SEC a registration statement on Form S-3, or other applicable form (the ARegistration Statement") under the Act covering the maximum number of shares of Lason, Inc. that may be issued to Shareholders pursuant to Sections 2.1 and 2.3 hereof and naming Shareholders as a ASelling Shareholder" in the Registration Statement prior to the end of the lock-up period described in this Agreement;
         (ii) have the Registration Statement declared effective by the SEC prior to the end of the lock-up period described in this Agreement;
         (iii) maintain the Registration Statement in effect until the earlier of: (x) the sale of all of the shares of Lason, Inc. issued to Shareholders pursuant to Sections 2.1 and 2.3 hereof; or (y) the date Shareholders may sell such shares without restriction pursuant to Rule 144(k) under the Act hereunder (currently two years from the date of the issuance of the shares). Shareholders agree to cooperate and provide Lason, Inc. with all information and consents necessary to permit inclusion of Shareholders as ASelling Shareholder" in the Registration Statement. In the event that a registration statement on Form S-3 cannot be filed due to a change in government regulation, Lason, Inc. will use its best efforts to accomplish registration through an alternative means.

                           B. Lason, Inc. agrees to indemnify and hold harmless the Shareholders against any losses, claims, damages or liabilities to which Shareholders may become subject insofar as such losses, claims, damages or liabilities arise out of any untrue statement of any material fact contained in the Registration Statement or arise out of the omission to state in the Registration Statement of material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Lason, Inc. shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of an untrue statement or omission made in the Registration Statement in reliance upon and in conformity with information furnished to Lason, Inc. by Shareholder.

                           C. Each Shareholder agrees to indemnify and hold harmless Lason, Inc. against any losses, claims, damages, or liabilities to which Lason, Inc. may become subject insofar as such losses, claims, damages or liabilities arise out of any untrue statement of any material fact contained in the Registration Statement or arise out of the omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, and the light of the circumstances in which made, not misleading, in each case to the extent that such untrue statement or omission was made in reliance upon and in conformity with information furnished to Lason, Inc. by the respective Shareholder.

                  SECTION 6.7 DELIVERY OF LASON STOCK CERTIFICATE. Buyer and Lason shall cause the Transfer Agent (as hereinafter defined) to issue and deliver to Shareholders certificates registered in Shareholders' names evidencing the Lason Shares within seven (7) days following the Closing Date.

                  SECTION 6.8 EMPLOYMENT CONTRACTS. Melvin A. Valdez and Lou Lee agree to all of the terms and conditions of those certain Employment Agreements in the forms attached hereto as Exhibit 6.8.A. and Exhibit 6.8.B., except with respect to the blanks to be completed therein.

                                    ARTICLE 7

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                           OF SELLER AND SHAREHOLDERS

                  The obligations of Seller and Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as Seller and Shareholders may waive in writing in accordance with Section 13.5 below:

                  SECTION 7.1 PERFORMANCE. Buyer shall have performed and complied with all agreements and covenants required by this Agreement to be performed or satisfied by it on or prior to the Closing Date.

                  SECTION 7.2 REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants of Buyer and Lason, Inc., set forth in
Article 5 hereof, shall be true and correct in all material respects on the date hereof, and on the Closing Date, as if made again at and as of such time, subject to any transactions which are contemplated or permitted by this Agreement.

                  SECTION 7.3 CERTIFICATE OF OFFICER. Selling Parties shall have been furnished with certificates executed by an officer of Buyer and an officer of Lason, Inc., in form and substance satisfactory to Selling Parties, certifying the fulfillment of the conditions set forth in Sections 7.1 and 7.2 above.

                  SECTION 7.4 LEGAL OPINION. Seyburn, Kahn, Ginn, Bess, Deitch and Serlin, P.C., counsel for Buyer and Lason, Inc., shall have delivered to Selling Parties at Closing its opinion to the effect set forth in EXHIBIT "7.4".

                  SECTION 7.5 AUTHORIZATION OF TRANSACTION. All actions necessary to authorize the execution, delivery and performance of this Agreement by Buyer and Lason, Inc., and the consummation of the transactions contemplated thereby, shall have been duly and validly taken by the Boards of Directors of Buyer and Lason, Inc.

                  SECTION 7.6 HSR ACT. All of the legal requirements imposed under the HSR Act shall have been fulfilled and neither the Federal Trade Commission nor the Department of Justice shall have instituted an action to restrain or enjoin the consummation of this transaction.

                                    ARTICLE 8

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

                  The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as Buyer may waive in writing in accordance with Section 13.5 below:

                  SECTION 8.1 AUTHORIZATION OF TRANSACTION. All action necessary to authorize the execution, delivery and performance of this Agreement by Seller and the Shareholders and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Seller and by the Shareholders.

                  SECTION 8.2 SATISFACTORY INVESTIGATIONS. The investigation of the business of the Seller contemplated in Section 6.1 hereof shall be satisfactory to Buyer in all respects as determined in the exercise of its sole, absolute and exclusive discretion.

                  SECTION 8.3 UNTRUE STATEMENTS. This Agreement, together with the Exhibits attached hereto or subsequently provided to Buyer at the time of Closing, shall not contain any untrue statement of a known material fact or omit to state a known material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 8.4 FINANCIAL STATEMENTS. The Financial Statements as of and for the month preceding the month in which the Closing Date actually occurs shall have been delivered to Buyer and such statements are to be satisfactory to Buyer in all respects as determined in the exercise of its sole discretion.

                  SECTION 8.5 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the condition (financial or otherwise), earnings, business, assets, liabilities, properties, operations or prospects of Seller, and there shall not have been any occurrence, circumstance or combination thereof (whether arising heretofore or hereafter), including litigation pending or threatened, which might reasonably be expected to result in any such material adverse change before or after the Closing Date.

                  SECTION 8.6 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Selling Parties contained in this Agreement, shall be true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of such time, subject to any transactions that are contemplated as permitted by this Agreement, and Selling Parties shall have performed or complied with all obligations, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

                  SECTION 8.7 CERTIFICATE OF SELLING PARTIES. Buyer shall have been furnished with a certificate executed by an officer of Seller and certificates executed by the Shareholders, in form and substance satisfactory to Buyer, certifying to the fulfillment of the condition set forth in Section 8.6 above.

                  SECTION 8.8 LEGAL OPINION. Mandel Buder & Verges, counsel for Shareholders and Seller shall have delivered to Buyer at Closing its opinions to the effect set forth in EXHIBIT "8.8".

                  SECTION 8.9 LITIGATION. Immediately prior to the Closing Date, there shall be no litigation or proceeding: (i) pending or, to the best knowledge of any party hereto, threatened against Buyer, Lason, Inc. or Seller, or any of their respective directors, officers or shareholders, or involving the assets or properties of any of them, for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that such consummation is improper; or (ii) pending against Buyer, Lason, Inc. or Seller which, if decided adversely, would adversely affect the right of Buyer to retain the stock, property and other assets or to continue the operations of the property, assets and business of Seller (or of Buyer, Lason, Inc. or any of its subsidiaries) after the Closing Date, and which, in the judgment of the Board of Directors of Buyer or Lason, Inc., would make the consummation of this Agreement inadvisable. Immediately prior to the Closing Date, there shall be no governmental investigation pending or threatened which, in the judgment of the Board of Directors of Buyer or Lason, Inc., might lead to or result in any litigation or proceeding of the nature referred to in the foregoing sentence.

                  SECTION 8.10 THIRD PARTY CONSENTS. Prior to the Closing, Seller shall have obtained the written consent, waiver or approval of each person: (i) who is a party to a contract or agreement with Seller or a contract or agreement by which Seller or its property is bound; and (ii) whose consent, waiver or approval is required under such contract or agreement as a result of consummation of the transactions contemplated by this Agreement, including those contracts or agreements referenced in Exhibit 4.5. Alternatively, Buyer may, in the exercise of its sole discretion, waive the production of any particular consent.

                  SECTION 8.11 EMPLOYMENT AGREEMENTS/TERM OF EMPLOYMENT. Melvin
A. Valdez and Lou Lee shall have executed and delivered to Buyer those certain Employment Agreements with Buyer in the forms attached hereto as Exhibit 6.8.A. and Exhibit 6.8.B. Additionally, the following key employees of Seller, Sharli J.S. Kesecker, John Arai, Timothy Sheridan, Anthony Marturano and Bruce Hillman shall have made and entered into employment agreements with Buyer on mutually acceptable terms and conditions including provisions (i) providing such employees with the same salary and bonus arrangements currently in effect with Seller and (ii) with the same benefits generally available to all Buyer's employees in the same or similar positions with Buyer, and on such other terms and conditions as set forth in the form of employment agreement set forth in EXHIBIT "8.11" hereto.

                  SECTION 8.12 TERMINATION OF NAME. Immediately prior to Closing, Seller shall have delivered to Buyer an executed certificate to be filed terminating Seller's name AVIP LITHO INC." and an assignment of all of Seller's rights in and to such name.

                  SECTION 8.13 CERTIFICATE OF RELEASE. Seller shall have furnished to Buyer all information (and assignments, if applicable) necessary for it to obtain (i) a Certificate of Release from the California Department of Employment Development stating that no contribution, interest or penalties are due to the California Department of Employment Development from Seller, (ii) a Business Tax Registration Certificate from the Office of the Tax Collector of the City and County of San Francisco, and (iii) permits from the Bay Area Air Quality Management District on all of those items of equipment as to which Seller currently has permits or has applied for permits.

                  SECTION 8.14 TAXES. Seller shall have furnished to Buyer all information necessary for it to obtain a Clearance Certificate from the State Board of Equalization.

                  SECTION 8.15 HSR ACT. All of the legal requirements imposed under the HSR Act shall have been fulfilled and neither the Federal Trade Commission nor the Department of Justice shall have instituted an action to restrain or enjoin the consummation of this transaction.

                  SECTION 8.16 RELEASE. Lou Lee shall have produced a release executed by his former wife, Irene Lee, in which she acknowledges her release of any interest in both Seller and the Purchased Assets. The form and content of such release will be satisfactory in all respects to Buyer in the exercise of its sole discretion.

                  SECTION 8.17 SIX COLOR PRESS. Seller shall have provided Buyer with satisfactory evidence that its order for a Heidelberg Six Color, 40-inch press has been canceled.

                  SECTION 8.18 RE-PAYMENT OF RECEIVABLES. Melvin A. Valdez and Lou Lee shall have provided satisfactory evidence to Buyer that they have re-paid all current outstanding indebtedness of each of them to Seller.

                  SECTION 8.19 UPDATED EXHIBITS. Seller shall provide, and Buyer must approve, updated exhibits to the Agreement to the extent that the information included in such exhibits was generally based on financial statement information available at or around September 30, 1997 and there have been changes in such information as set forth in Seller's October 31, 1997 financial statements or later financial statements which are required to be delivered to Buyer pursuant to Section 8.4 above.

                  SECTION 8.20 RELEASE OF LIENS.Seller shall provide Buyer with releases of all liens on any and all of the Purchased Assets, including, but not limited to releases from General Electric Corporation (File No. 90122692), Eaton Financial Corporation (File Nos. 93024727 and 93070467), Mercedes-Benz Credit Corporation (File No. 93200887), the Pacific Bank, N.A. (File Nos. 9503860875, 9513060258 and 9515360209), Litho Development & Research (File No. 9706260730),
and Heidelberg USA, Inc. (File No. 971506418).

                                    ARTICLE 9

                                   TERMINATION

                  SECTION 9.1 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date, as follows:

                          9.1.1 MUTUAL CONSENT. By mutual consent of all of the parties hereto.

                          9.1.2 BREACH. By Buyer on the one hand or by the Shareholders or Seller on the other hand by reason of the breach by the other in any material respect of any of its or their representations, warranties, covenants or agreements contained in this Agreement.

                           9.1.3 UNSATISFACTORY INVESTIGATION. By Buyer at any time prior to one week from the date of this Agreement if the investigation of the business of Seller is not satisfactory to Buyer pursuant to Section 8.2 above.

                           9.1.4 RESPECTIVE CONDITIONS. By Buyer on the one hand or by the Shareholders or Seller on the other hand if the conditions precedent to their respective obligations contained in Articles 7 or 8 hereof have not been met in all material respects through no fault of the terminating party by December 31, 1997.

                           9.2 NO WAIVER. Termination as provided herein shall not waive any rights of any party against another for default or breach of any provision of this Agreement.

                                   ARTICLE 10

                                   THE CLOSING

                  SECTION 10.1 TIME AND PLACE. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Buyer's counsel, Mandel Buder & Verges in San Francisco, California at 10:00 a.m., local time, within two business days following termination of the applicable HSR waiting period, or at such other time and place as the parties may agree to in writing (the "CLOSING DATE").

                  SECTION 10.2 SELLER AND SHAREHOLDERS' OBLIGATIONS AT CLOSING. At the Closing, Seller and Shareholders shall deliver to Buyer the following instruments, in form and substance satisfactory to Buyer and its counsel, against delivery of the items specified in Section 10.3:

                           A. All warranty deeds, bills of sale and other documents or instruments of conveyance, transfer or assignment as shall be necessary or appropriate to vest or confirm in Buyer marketable title to all real estate included in the Purchased Assets and all right, title and interest of Seller and the Shareholders in and to all of the remainder of the Purchased Assets, all of which documents shall be in form and substance satisfactory to counsel for Buyer, acting reasonably.

                           B. The opinion of counsel as provided in Section 8.8;

                           C. The certificates executed by Seller's officer and Shareholders, dated the Closing Date, as provided in Section 8.7;

                           D. The consents contemplated in Section 8.10;

                           E. On or before the Closing Date, but effective as of the Closing Date, Seller will terminate the employment of all of its employees and provide Buyer with a letter of termination to each of the employees in form and substance satisfactory to Buyer;

                           F. The employment agreements contemplated in Section 8.11;

                           G. The executed amendment to the articles of incorporation terminating the name AVIP IMAGING, INC." and the executed certificate terminating the Fictitious Business Name Statement permitting it to do business under the name AVIP LITHO";

                           H. An assignment of all of Seller's right, title and interest in and to the names "VIP Imaging INC." and "VIP LITHO";

                           I. All requisite information necessary for Buyer's Counsel to obtain the certificates referenced in Section 8.13 and 8.14 hereof;

                           J. The Lock-Up Agreements referenced in Sections 2.1 and 2.3 above;

                           K. The Escrow Agreement referenced in Section 2.4 above;

                           L. The Assignments Separate From Certificate referenced in Section 2.4(B) above;

                           M. A closing statement reflecting, among other things, the payment of the Purchase Price less payment of debt as contemplated herein and the prorations described in Section 10.4 hereof; and

                           N. The payment of all long-term debt scheduled on Exhibit A3.2" and the release of all liens on any and all of the Purchased Assets.

                           O. Such other and further instruments as counsel for Seller and Buyer shall mutually agree are necessary to consummate the transactions contemplated herein.

                  SECTION 10.3 BUYER'S OBLIGATIONS AT CLOSING. At the Closing, Buyer shall deliver to Seller and Shareholders the following instruments and documents against delivery of the items specified in Section 10.2:

                           A. The cash portion of the Purchase Price;

                           B. Certified resolutions of Buyer's Board of
         Directors, in forms reasonably satisfactory to counsel for Selling Parties, authorizing the execution, delivery and performance of this Agreement and all actions to be taken by Buyer under this Agreement;

                           C. The certificates executed by Buyer's and Lason, Inc.'s officers, dated the Closing Date, as provided in Section 7.3;

                           D. The opinion of counsel as provided in Section 7.4;

                           E. Original Issue Order Form No. 1 addressed to the First Chicago Trust Company, the transfer agent for Lason, Inc. directing the transfer agent to issue shares of Common Stock of Lason, Inc. to Shareholders;

                           F. The Escrow Agreement referenced in Section 2.4 above; and

                           G. A closing statement reflecting, among other things, the payment of the Purchase Price less payment of long-term debt as contemplated herein and the prorations described in Section
         10.4 hereof.

                           H. Such other and further instruments as counsel for Seller and Buyer shall mutually agree are necessary to consummate the transactions contemplated hereby.

                  SECTION 10.4 PRORATIONS. Seller and Buyer will prorate, as of the Closing Date, proratable items known at the time of Closing and will make a cash settlement between themselves with respect thereto. Proratable items contemplated hereby include (but are not necessarily limited to) accrued personal property taxes, rent, operating expenses, and, as applicable, any other payments, costs or expenses required under the Purchased Assets, and other prepaid or accrued items such as insurance premiums and various occupancy costs. Seller will be responsible for all of the foregoing items through and including the Closing Date. Proratable items which are not known as of the Closing Date will be calculated and settled between Seller and Buyer as soon as practicable thereafter. Additionally, Buyer and Seller agree to split equally all state and local sales taxes due in connection with the sale of assets contemplated herein. Buyer further agrees that Seller may elect to pay its portion of such obligation by means of the Lason Common Stock which is to be issued to it.


                                   ARTICLE 11

                            OBLIGATIONS AFTER CLOSING

                  SECTION 11.1 VALDEZ AND LEE'S AGREEMENT TO REFRAIN FROM COMPETITION. Melvin A. Valdez and Lou Lee agree to refrain from competition and to maintain confidential information concerning Buyer for a term of the longer of: (i) the 5 years immediately following the Closing Date or (ii) during the term of each person's Employment Agreement plus the 2 year period immediately thereafter (the "NONCOMPETITION PERIOD"), with respect to, inter alia, the Business in each county, state and other geographic area constituting the United States, including, but not limited to, those areas of the United States in which either Seller or Buyer or one of its affiliates has conducted its business during the Noncompetition Period, all as set forth in their Employment Agreements, which Employment Agreements are incorporated herein by reference.

                  SECTION 11.2 SELLER AND CERTAIN SHAREHOLDER'S AGREEMENT TO REFRAIN FROM COMPETITION.

                           A. NON-COMPETITION AND SOLICITATION. For and in consideration of $1,000.00, which is a portion of the Purchase Price, and the economic benefits accruing to Seller and the Shareholders generally hereunder, Seller and Peri P. Valdez agree that for the Non-Competition Period, neither Seller nor Peri P. Valdez shall, either directly or indirectly (and whether or not for compensation), work for, be employed by, own, participate or engage in, or have any interest in, any person, firm, entity, partnership, limited partnership, limited liability company, corporation or business (whether as an employee, owner, partner, member, shareholder, officer, director, agent, creditor, consultant or in any capacity which calls for the rendering of personal services, advice, acts of management, operation or control) which is substantially the same as or competitive with the Business in each county, state and other geographic area constituting the United States including those areas of the Unites States in which either Seller or Buyer or one of its affiliates has conducted the Business at any time during the three years immediately preceding the Closing Date and during the Noncompetition Period (the "RESTRICTED TERRITORY"). The foregoing shall not, however, be deemed to prevent Seller nor Peri P. Valdez from owning, for investment purposes only, up to 5.0% of the securities of any corporation the shares of which are traded on a securities exchange or in the over-the-counter market.

                           Seller further agrees that it shall not, directly or indirectly, at any time during the Noncompetition Period: (i) divert or attempt to divert from Buyer any Business whether in the Restricted Territory or not; (ii) solicit, contact, call upon or attempt to solicit, or provide services to, any of Buyer's customers, suppliers or actively sought potential customers or suppliers for the purpose of doing anything within the definition of the Business or any work reasonably related to the Business whether in the Restricted Territory or not; or (iii) induce or attempt to induce any person who is an employee of Buyer to leave the employ of Buyer.

                           B. CONFIDENTIALITY. During the Noncompetition Period, Seller shall keep secret and inviolate and shall not divulge, communicate, use to the detriment of Buyer or for the benefit of any other person or persons or misuse in any way any knowledge or information of a confidential nature which it may know as a result of its association with and which is unique to Buyer (AConfidential Information"), including, without limitation, all trade secrets, information, computer programs, technical data, customer lists and unpublished matters relating to the business, assets, accounts, books, records, customers and contracts of Buyer. Seller may disclose Confidential Information if required by any judicial or governmental request, requirement or order; provided that Seller will take reasonable steps to give Buyer sufficient prior notice in order to contest such request, requirement or order.

                           C. REMEDIES. Seller has had knowledge of the affairs, trade secrets, customers, potential customers and other proprietary information of Buyer, and Seller acknowledges and agrees that compliance with the covenants set forth in this Section 11.1 is necessary for the protection of the Business, goodwill and other proprietary interests of Buyer and that any violation of this Section
         11.1 will cause severe and irreparable injury to the Business and goodwill of Buyer, which injury is not compensable by money damages. Accordingly, in the event of a breach (or threatened or attempted breach) of this Section 11.1, Buyer shall, in addition to any other rights and remedies, be entitled to immediate appropriate injunctive relief or a decree of specific performance, without the necessity of showing any irreparable injury or special damages.

                           D. SEVERABILITY. The non-competition covenants in this Agreement shall be deemed to apply to each county within the State of California, each State of the United States, and each other geographic area, including the United States in its entirety, separately, not collectively, and shall be severable as to each such county, state or other geographic area. If, in any judicial proceeding, any provisions of this Section 11.2(D) shall be found to be unenforceable or if a court shall refuse to enforce any of the covenants included herein, including the Non-Competition Period, then said unenforceable covenant(s) shall be deemed modified so as to become enforceable to the maximum extent permitted, and if such modification is not permitted, then such unenforceable covenant(s) shall be deemed eliminated from these provisions for the purpose of the proceeding to the extent necessary to permit the remaining separate covenants to be enforced. It is the intent and agreement of Corporation and Employee that these covenants be given the maximum force, effect and application permissible under law.

                  SECTION 11.3 AUTHORIZATION TO BUYER CONCERNING MAIL. Seller hereby authorizes Buyer from and after the Closing Date to receive and open all mail and other communications to Seller received by Buyer and to act with respect to such communications in such reasonable manner as Buyer may elect.

                  SECTION 11.4 SELLER'S OBLIGATION CONCERNING MAIL. After the Closing Date, Seller shall promptly deliver to Buyer (i) the original of any mail or other communications received by it pertaining to the Business, the Purchased Assets or the Assumed Liabilities; or (ii) any moneys, checks or instruments of payment to which Buyer is entitled.

                  SECTION 11.5 EMPLOYEES AND BENEFITS.

                           11.5.1 CONTINUATION OF EMPLOYMENT. It is understood that Buyer shall be under no obligation to continue the employment of Seller's employees. If Buyer, in its sole discretion, hires any of Seller's then former employees, to the extent applicable and legally permissible, Buyer shall credit such employees with their prior period of employment with Seller for purposes of eligibility under Buyer's employee benefit plans. Seller represents that none of the Plans or any contract or agreement provides for severance pay payable by Buyer upon the termination of an employee's employment.

                      11.5.2   COVERAGE UNDER SELLER'S EMPLOYEE BENEFIT PLANS.

                           (a) Except as otherwise agreed to in writing by the parties hereto, Seller shall retain all of the liabilities and obligations arising under any of the Plans including, without limitation, any obligations with respect to any employees or former employees of Seller or an affiliate of Seller, or to any of such persons' spouses, children, other dependents or beneficiaries. Buyer shall not assume any of Seller's Plans.

                           (b) Seller shall pay any claims with respect to occurrences arising prior to the Closing Date as contemplated in
         Section 12.1 relating to (i) disability, medical and dental benefits relating to event occurring on or prior to the Closing Date to the extent covered by the Plans; and (ii) workers' compensation benefits when the same become due and payable, whether prior to or after the Closing Date. Seller shall be solely responsible for any retiree medical liabilities and related costs of medical and life insurance for persons who shall have retired from Seller prior to the Closing Date. Seller shall be responsible for employee benefit claims of employees (or their eligible dependents) with respect to Claim Events occurring prior to the Closing Date, and to the extent that Buyer implements benefit plans for employees, Buyer shall be responsible for such claims with respect to Claim Events occurring on and after the Closing Date. A AClaim Event" shall be defined as the illness or injury giving rise to the reimbursable event. Subsequent to the Closing Date, Seller shall remain responsible for and Buyer shall not assume any obligations arising under COBRA relating to continuation health care coverage with respect to: (i) those of Seller's employees who continue in Seller's employ subsequent to the Closing Date and the qualifying dependents of such employees; (ii) those of Seller's employees who cease employment with Seller as a result of the transaction contemplated by this Agreement and the qualifying dependents of such employees; and (iii) those of Seller's former employees and the qualifying dependents of such former employees who remain eligible for COBRA benefits.

                      11.5.3 BUYER'S EMPLOYEE BENEFIT PLANS. Buyer may, but shall not be required to, sponsor and maintain employee benefit plans previously maintained by Seller for Seller's employees who become employed by Buyer after the Closing Date.

                  SECTION 11.6 FURTHER ASSURANCES. From time to time, at Buyer's request , and without further consideration and at the expense of Buyer, Seller and the Shareholders will execute and deliver to Buyer such other documents, and take such other action, as Buyer may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement, and to vest in Buyer good, valid and marketable title to the Purchased Assets.

                                   ARTICLE 12

                                 INDEMNIFICATION

                  From and after the Closing, the parties hereto shall be indemnified as set forth below.

                  SECTION 12.1 INDEMNIFICATION OF BUYER. Seller and Shareholders covenant and agree with Buyer that they shall reimburse and indemnify and hold Buyer harmless, jointly and severally, from, against and in respect of the following claim(s):

                           A. Any and all damage, loss, liability, claim or deficiency incurred by Buyer resulting from, or which exists or arises due to, any untruth, inaccuracy, breach or omission of, from or in, the representations and warranties made to Buyer herein; or any claim, suit or proceeding under California bulk sale laws and regulations from a claimant under such laws and regulations who is not included in Exhibit
         3.1.1. or who is included, but with respect to whom the liability owed is an amount greater than that disclosed in Exhibit 3.1.1.; or any nonfulfillment of any covenant or agreement of the Shareholders or Seller under this Agreement; or from any untruth, inaccuracy, breach or omission of, from or in, any representation or warranty, or any nonfulfillment of any covenant or agreement made by Shareholders or Seller in the Exhibits or any other written statement, list, certificate or other instrument furnished to Buyer by or on behalf of Shareholders or Seller pursuant to this Agreement;

                           B. Any liabilities and obligations of Seller that are not Assumed Liabilities;

                           C. Any fees, expenses or other payments incurred or owed by Seller to any brokers or comparable third parties retained or employed by it in connection with the transactions contemplated by the Agreement;

                           D. Any claims, suits or proceedings brought against Buyer by any third parties arising out of or relating to the operation of the Business prior to the Closing Date;

                           E. Any claim made by a third party alleging facts which, if true, would entitle Buyer to indemnification pursuant to the above; and

                           F. Any claim for environmental liability arising out of the use of past chemicals by Seller before Closing which is declared to be a hazardous substance after the Closing Date unless such chemicals are used by Buyer after the Closing Date.

                           G. Any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) incurred by Buyer resulting from the circumstances described in Section 12.1(A) through
         (F) above.

         In the event of indemnification hereunder, Buyer shall be entitled to its reasonable attorney fees and related costs.

                  SECTION 12.2 INDEMNIFICATION OF SELLER AND SHAREHOLDERS. Buyer covenants and agrees with Seller and Shareholders that it shall reimburse and indemnify and hold Shareholders and Seller harmless from, against and in respect of the following claim(s):

                           A. Any and all damage, loss, liability, claim or deficiency incurred by Seller and Shareholders resulting from, or which exists or arises due to, any untruth, inaccuracy, breach or omission of, from or in, the representations and warranties made to Seller and Shareholders herein; or any nonfulfillment of any covenant or agreement of Buyer or Lason, Inc. under this Agreement; or from any untruth, inaccuracy, breach or omission of, from or in, any representation or warranty, or any nonfulfillment of any covenant or agreement made by Buyer in the Schedules or any other written statement, list, certificate or other instrument furnished to Seller and Shareholders by or on behalf of Buyer or Lason, Inc. pursuant to this Agreement;

                           B. Any liabilities and obligations of any Selling Party that are assumed liabilities;

                           C. Any fees, expenses or other payment incurred or owed by Buyer to any brokers or comparable third parties retained or employed by it in connection with the transactions contemplated by this Agreement;

                           D. Any claims, suits or proceedings brought against Seller and Shareholders by any third parties arising out of or relating the operation of the Business from and after the Closing Date;

                           E. Any claim made by a third party alleging facts which, if true, would entitle Seller and Shareholders to indemnification pursuant to the above;

                           F. Any and all actions, suits, claims, proceedings, investigations, audits, demands, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) incurred by Seller and Shareholders resulting from the circumstances described in Section 12.2(A) through (D) above; and

                           G. Any claim arising out of an untrue statement in the Lason Prospectus dated August 22, 1997, contemplated in Section 5.7 hereof.

                           H. Any liability to any of Seller's employees under Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101, et seq.

         In the event of indemnification hereunder, Seller and Shareholders shall be entitled to their reasonable attorney fees and costs.

                  SECTION 12.3 METHOD OF ASSERTING CLAIMS. The party seeking indemnification (the "Indemnitee") will give prompt written notice to the other party or parties (the "INDEMNITOR") of any claims ("CLAIMS") which it discovers or of which it receives notice after the Closing and which might give rise to a Claim by it against Indemnitor under the Article, stating the nature, basis and (to the extent known) amount thereof; provided that failure to give prompt notice shall not jeopardize Indemnitee's right to indemnification unless such failure shall have materially prejudiced the ability of Indemnitor to defend such Claim.

                  SECTION 12.4 THIRD PARTY CLAIMS. In case of any Claim or suit by a third party or by any government body, or any legal, administrative or arbitration proceedings with respect to which Indemnitor may have liability under the indemnity agreement contained in this Section 12, Indemnitor shall be entitled to participate therein, and, to the extent desired by Indemnitor, to assume the defense thereof, and after notice from Indemnitor to Indemnitee of the election so to assume the defense thereof. Indemnitor will not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation, unless Indemnitor does not actually assume the defense thereof following notice of such election or the Indemnitee shall have reasonably concluded that there may be defenses available to Indemnitee which are different from or additional to those available to Indemnitor (in which case Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor. The parties will render each other such assistance as may reasonably be required of each other in order to insure proper and adequate defense of any such suit, Claim or proceeding. Indemnitee will not make any settlement of any Claim which might give rise to liability of Idemnitor under the indemnity agreements contained in this Article 12 without the written consent of Indemnitor, which consent shall not be unreasonably withheld. If Indemnitor shall desire and be able to effect a bona fide compromise or settlement of any such suit, Claim, or proceeding and Indemnitee shall unreasonably refuse to consent to such compromise or settlement, then Indemnitor's liability under this
Section 12 with respect to such suit, Claim or proceeding shall be limited to the amount so offered in compromise or settlement together with all legal and other expenses which may have been incurred prior to the date on which Indemnitee has refused to consent to such compromise or settlement.

                  SECTION 12.5 SURVIVAL OF SELLER'S AND SHAREHOLDERS' INDEMNITY OBLIGATIONS. Seller's and Shareholders' liability for a breach of the representations, warranties and covenants made by the Selling in this Agreement, or in any schedule, exhibit, certificate or other document delivered in connection with this Agreement, shall not be deemed to be waived or otherwise affected by any investigation made by Buyer and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and will continue in full force and effect until a Claim is made by written notice to Shareholder, which Claim must be made, if at all, within 12 months from the Closing Date in the case of all of Buyer's claims except for claims against Seller or Shareholders for a breach on the representations and warranties set forth in Sections 4.4, 4.5, 4.15, 4.31 and 4.32 hereof, which shall survive for an unlimited period of time.

                  SECTION 12.6 SURVIVAL OF BUYER'S INDEMNITY OBLIGATIONS. Buyer's liability for a breach of the representations, warranties and covenants made by Buyer in this Agreement, or in any schedule, exhibit, certificate or other document delivered in connection with this Agreement shall not be deemed to be waived or otherwise affected by any investigation made by Seller and Shareholders and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  SECTION 12.7 SURVIVAL OF REPRESENTATIONS AND/OR WARRANTIES. All representations, warranties and covenants made by the Seller and the Shareholders, on the one hand and Buyer and Lason, Inc. on the other hand, in this Agreement, or in any schedule, exhibit, certificate or other document delivered in connection with this Agreement, shall not be deemed to be waived or otherwise affected by any investigation made by the other party hereto and shall survive the Closing Date, provided, however, that such representations, warranties, covenants and agreements shall survive only to the extent that the right of indemnification for breach thereof is not otherwise limited pursuant to
Section 12.5 hereof.

                  SECTION 12.8 LIMITATION ON INDEMNIFICATION. The following limitations shall apply to the rights of indemnification set forth in Section
12.1 and 12.2 hereof as applicable: (i) the liability of the Indemnitor shall be net of any insurance benefits received by Indemnitee (or in the case of indemnification by Shareholders, insurance benefits received by Buyer) and any tax benefits received by Indemnitee (or in the case of indemnification by Shareholders, tax benefits received by Buyer) in respect of the loss giving rise to the Claim for Indemnification; (ii) any indemnification payments made by Seller or Shareholders shall constitute a reduction, and any indemnification payments made by Buyer shall constitute an increase of the Purchase Price; (iii) no indemnification shall be required from Seller or the Shareholders until the aggregate amount of Buyer's damages (determined in accordance with clause (i)) exceeds $100,000.00 and then only for the amount in excess of $100,000.00 and
(iv) the liability of each of Melvin A. Valdez and Peri P. Valdez, jointly and severally, and Lou Lee shall be limited to $2,000,000 for each such Indemnitor (i.e., a total of $4,000,000 being allocated as $2,000,000 for Melvin A. Valdez and Peri P. Valdez and $2,000,000 for Lou Lee). The liability of Melvin A. Valdez and Peri P. Valdez and Lou Lee shall be both in their capacity as trustee and individually.

                  SECTION 12.9 EXCLUSIVE REMEDY. This Article 12 shall provide the exclusive remedy for the indemnified parties for any loss or other claim arising from this Agreement or consummation of the transactions contemplated hereby including, but not limited to, any claim for breach of a representation or warranty, except (i) any right of the parties to specific performance of the terms of this Agreement and (ii) in the case of intentional fraud.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

                  SECTION 13.1 FINDER'S OR BROKER'S FEES. Except for Buyer's contractual arrangement with Harlingwood & Company, for which Buyer shall be solely responsible, each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. Seller and Shareholders, jointly and severally, and Buyer each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission or finder's fee alleged to be payable by reason of any act, omission or statement of the indemnifying party.

                  SECTION 13.2 EXPENSES. Except as specifically provided otherwise herein, Buyer and Seller and the Shareholders shall, individually, pay all costs and expenses incurred or to be incurred by any of them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated hereby.

                  SECTION 13.3 EFFECT OF HEADINGS. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

                  SECTION 13.4 ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement, together with all of the exhibits furnished hereunder, constitutes the sole and entire agreement between the parties pertaining to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.

                  SECTION 13.5 WAIVER. Buyer may waive in writing compliance by Seller and the Shareholders, and Seller and the Shareholders may waive in writing compliance by Buyer, with any of the covenants or conditions contained in this Agreement, except those conditions imposed by law. No act, failure to act, practice or custom shall constitute an implied waiver of full compliance with any of the provisions hereof. The granting of a written waiver pursuant to this Section shall apply, unless expressly set forth therein to the contrary, only to the specific incident of noncompliance with the specific provisions of this Agreement set forth therein.

                  SECTION 13.6 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 13.7 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties have to and their respective successors and assigns, or is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement. None of the provisions hereof shall be deemed to give any third persons any right of subrogation or action over or against any party to this Agreement.

                  SECTION 13.8 BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned by any of the parties hereto.

                  SECTION 13.9 RECOVERY OF LITIGATION COSTS. Except as otherwise provided elsewhere in this Agreement, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or by reason of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                  SECTION 13.10 NOTICES. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as other wise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) 5 days after having been mailed by certified or registered Unites States mail, postage prepaid, return receipt requested, or (iii) the next business day after having been sent by a nationally recognized overnight mail or courier service, return receipt requested. Notices shall be addressed as follows:

                  TO SHAREHOLDERS AND
                  SELLER AT:               Melvin A. Valdez
                                           Lou Lee
                                           VIP LITHO INC.
                                           1 Newhall Street
                                           San Francisco, California  94124-1420

                  WITH A COPY TO:          Mandel Buder & Verges
                                           101 Vallejo Street
                                           San Francisco, California  94111
                                           ATTN:  William Mandel, Esq.

                  TO BUYER AT:             Lason Systems, Inc.
                                           1305 Stephenson Highway
                                           Troy, Michigan 48084
                                           ATTN: Gary L. Monroe,
                                           President and Chief Executive Officer

                  WITH A COPY TO:           Seyburn, Kahn, Ginn, Bess, Deitch
                                            and Serlin, P.C.
                                            2000 Town Center, Suite 1500
                                            Southfield, Michigan 48075-1195
                                            ATTN:  Laurence B. Deitch, Esq.

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

                  SECTION 13.11 DEFINITIONAL PROVISIONS. All terms defined in this Agreement shall have such defined meanings when used in any exhibit, schedule, or any certificate or other document made or delivered pursuant thereto or thereto, unless otherwise defined therein.

                  SECTION 13.12 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflict provision or rule, whether of the State of California (or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of California to be applied. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law or analysis, the substantive law of some other jurisdiction would ordinarily apply.

                  SECTION 13.13 ARBITRATION. In the event of a dispute between the parties hereto concerning any of the provisions of this Agreement, the parties shall promptly meet and discuss such dispute in a good faith effort to resolve such dispute. If no resolution is reached within 30 days following the date on which one party first notifies the other of his or its request that such a meeting be held, then the dispute shall be resolved by final and binding arbitration in San Francisco, California pursuant to the commercial arbitration rules then prevailing of the American Arbitration Association. Notwithstanding the foregoing, each party specifically reserves the right (i) to seek equitable remedies in a Federal or state court of competent jurisdiction sitting in the State of California; and (ii) to bring a third party action against any other party in any proceeding to which the party initiating such third party action (the "INITIATING PARTY") is a party under circumstances in which the basis of the claim of the initiating party against he other party is that the other party is liable, in whole or in part, for any claim or counterclaim being asserted against the initiating party in such proceeding. The decision of the arbitrators when rendered shall be final and binding on the parties hereto. Judgment upon the award of the arbitrators may be entered by any court of competent jurisdiction. The cost of the arbitration proceeding (exclusive of counsel fees) shall be borne equally by the parties.

         SECTION 13.14 HSR ACT. Buyer and Selling Parties shall cooperate in good faith in complying with the HSR Act and in attempting to secure early termination of the applicable HSR Act waiting period. In connection therewith, Buyer acknowledges that it shall pay and is solely responsible for all expenses related to complying with HSR Act, including the initial HSR Act filing fee in the amount of $45,000.00 and the fees of Seller's counsel in complying with the HSR Act. As a pre-condition to the obligations of Buyer to consummate the transaction contemplated by this Agreement, Selling Parties shall have fully complied with the applicable provisions of the HSR Act, and any and all applicable waiting periods thereunder shall have expired, or an opinion reasonably acceptable to Buyer stating that no such filing is required shall have been delivered to Buyer. As a pre-condition to the obligations of Selling Parties to consummate the transaction contemplated by this Agreement, Buyer shall have fully complied with the applicable provisions of the HSR Act, and any and all applicable waiting periods thereunder shall have expired or an opinion reasonably acceptable to Selling Parties stating that no such filing is required shall have been delivered to Selling Parties.

                  THIS AGREEMENT was executed as of the date and year first set forth above.

                                  BUYER:

                                  LASON SYSTEMS, INC., a Delaware corporation

                                  By:  /s/ William J. Rauwerdink
                                     ----------------------------------------
                                       William J. Rauwerdink
                                       Its:  Executive Vice President

                                  SELLER:

                                  VIP LITHO INC., a California corporation


                                  By:  /s/ Melvin A. Valdez
                                     ----------------------------------------
                                       Melvin A. Valdez
                                       Its:  President


                                  SHAREHOLDERS:


                                       /s/ Melvin A. Valdez
                                     ----------------------------------------
                                  MELVIN A.  VALDEZ,  INDIVIDUALLY  AND AS
                                  TRUSTEE OF THE VALDEZ FAMILY TRUST DATED
                                  JUNE 14, 1996


                                      /s/  Peri P. Valdez
                                     ----------------------------------------
                                  PERI P.  VALDEZ,  INDIVIDUALLY  AND AS
                                  TRUSTEE  OF THE VALDEZ FAMILY TRUST DATED
                                  JUNE 14, 1996

                                      /s/ Lou Lee
                                  ----------------------------------------------
                                  LOU LEE,  INDIVIDUALLY  AND AS  TRUSTEE  OF
                                  THE LOU LEE  TRUST DATED MARCH 28, 1996

                                  LASON, INC.:

                                  LASON, INC., a Delaware
                                  corporation (solely for the
                                  purpose of being bound by
                                  Articles 2.1, 5, 6.6 and
                                  6.7 of this Agreement)


                                  By:  /s/  William J. Rauwerdink
                                      ------------------------------------------
                                           William J. Rauwerdink
                                           Its:  Executive Vice President

                                    GUARANTY


         The undersigned Lason, Inc., a Delaware corporation, as 100% shareholder of Lason Systems, Inc., a Delaware corporation, does hereby guaranty to pay and perform, when due, all obligations of the Buyer under the above-attached Agreement (the "Agreement").

         Guarantor further agrees: (i) to any modifications of any terms or conditions of the Agreement and/or to any extensions or renewals of time of payment or performance by Buyer, (ii) that it shall not be necessary for Shareholders to resort to legal remedies against Buyer before proceeding against Guarantor for payment; provided, however, that Guarantor shall have available to it any defenses which would be available to Buyer under the Agreement or otherwise. Guarantor waives notice of any election, acceptance, demand, protest, notice of protest and notice of default, presentment for payment and due diligence in collection.

         No postponement or delay on the part of Shareholders in the enforcement of any right hereunder shall constitute a waiver of such right, and all rights of Shareholders shall be cumulative and not alternative and shall be in addition to any other rights granted to Shareholders in any other agreement, or by law. If any provisions hereof shall be, or shall be declared to be, illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable and this Guaranty shall be so construed. This Guaranty may not be terminated by any act of Guarantor and shall continue in full force and effect for so long as any obligations of Buyer under the Agreement remain outstanding.

         This Guaranty shall be governed in all respects by the laws of the State of California without giving effect to conflict of law rules. This Guaranty shall be binding on and shall inure to the benefit of Guarantor and Shareholders and their respective heirs, legal representatives, successors and assigns except that Guarantor may not assign or transfer its obligation hereunder without the prior written consent of Shareholders.

         All capitalized terms which are used but not defined herein shall have the same meanings attributed to them under this Agreement.


                                         LASON, INC., A DELAWARE CORPORATION


                                         By:    /s/  William J. Rauwerdink
                                            ------------------------------------
                                                 William J. Rauwerdink
                                                 Its:  Executive Vice President